UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Reddit, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2025 Annual Meeting of Stockholders
Date:
Monday, June 9, 2025
Time:
10:00 a.m. Pacific Time
Place:
www.virtualshareholdermeeting.
com/RDDT2025
Important Notice
Regarding Availability of Proxy Materials for the Annual Meeting: the Proxy Statement and our Annual Report are available at www.proxyvote.com.
Dear Stockholders:
We invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Reddit, Inc., a Delaware corporation, which will be held virtually on Monday, June 9, 2025 at 10:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDDT2025, where you will be able to listen to the meeting live and vote your shares online during the meeting, just as you would at an in-person meeting. We believe that a virtual stockholder meeting makes it easier for stockholders to attend and participate fully and equally in the Annual Meeting and enables participation from our global community of Redditors.
We will hold the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):

1
To elect Steven Huffman, Sarah Farrell, Patricia Fili-Krushel, Porter Gale, David Habiger, Steven O. Newhouse, Robert A. Sauerberg, and Michael Seibel to serve until our 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal;

2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025;
3	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in the Proxy Statement; and
4	To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our Named Executive Officers should be held every one, two, or three years.
We will also consider any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. At this time, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.
Our Board of Directors has fixed the close of business on April 14, 2025 as the record date for the Annual Meeting. Only stockholders of record on April 14, 2025 are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available upon request for examination by any stockholder, during ordinary business hours at our headquarters, for any purpose relating to the Annual Meeting for a period of ten (10) days ending the day before the Annual Meeting date. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Annual Meeting is presented in the Proxy Statement.

The Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) is first being mailed on or about April 28, 2025 to all stockholders entitled to vote at the Annual Meeting. You will be asked to enter the 16-digit control number located on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting.
Every stockholder vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by internet, telephone or mail to ensure your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” in the Proxy Statement.
Thank you for your ongoing support and continued interest in Reddit.
By Order of the Board of Directors,
Benjamin Lee
Chief Legal Officer and Corporate Secretary

Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. In this Proxy Statement, we refer to Reddit, Inc., a Delaware corporation, as “Reddit,” “we,” “us,” or “our” and the board of directors of Reddit as the “Board of Directors.”
Information about our 2025 Annual Meeting of Stockholders

Date and Time: Monday, June 9, 2025 at 10:00 a.m. Pacific Time.
Location:
The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDDT2025, where you will be able to listen to the meeting live and vote your shares online during the meeting.

Record Date:
April 14, 2025. Holders of our Class A common stock or Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”

Voting Matters and Board of Directors Recommendations:

Proposals		Board of Directors Recommendation	Page Numbers for Additional Information

1	Election of Directors	FOR ALL	20
2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	21
3	Advisory Vote on the Compensation of Our Named Executive Officers	FOR	23
4	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	1 YEAR	24
We will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Reddit, Inc.	1	2025 Proxy Statement

Governance and Board of Directors Highlights
We are committed to sound corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. The list below highlights some of our corporate governance practices, as discussed further in this Proxy Statement.
•A majority of our directors are independent for purposes of their service on the Board of Directors and any committees on which they serve.
•The Chairperson and Vice Chairperson of the Board of Directors are both independent in accordance with the applicable rules, regulations, and listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules and regulations promulgated by the Securities and Exchange Commission (“SEC”).
•Our Board of Directors is declassified, and directors are elected on an annual basis.
•All committees of the Board of Directors are entirely composed of independent directors in accordance with the applicable rules, regulations, and listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC.
•We have comprehensive risk oversight practices, including for cybersecurity, information technology, financial, enterprise and compensation matters, as well as other critical evolving areas.
•Independent directors conduct regular executive sessions.
•Directors have regular access to management and maintain open communication channels and strong working relationships among themselves.
•We conduct annual self-evaluations of the Board of Directors and committees of the Board of Directors.
Executive Compensation Highlights
Our executive compensation program is designed to focus our executives on the long-term performance of Reddit. The list below highlights some aspects of our executive compensation program, as discussed further in this Proxy Statement.
•We offer a competitive base salary, and deploy an annual performance-based cash bonus program and equity awards that vest over a multi-year period as the primary pay-for-performance and incentive vehicles for our executive employees.
•Our independent compensation consultant advises on executive compensation matters.
•Our executive equity program serves to link our executives’ long-term compensation outcomes to our performance and therefore to the interests of our stockholders over time.
•Compensation-related risks and exposures are mitigated by strong oversight by the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”).

Reddit, Inc.	2	2025 Proxy Statement

Board of Directors and
Corporate Governance
Reddit is strongly committed to sound corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives with a view to enhancing long-term value for our stockholders.
The following table includes information regarding each of the nominees for election to our Board of Directors at the Annual Meeting, including their age, independence, position and the date since which they have served on the Board of Directors, each as of March 31, 2025. In addition, a biographical description for each nominee is set forth below the table.

Name	Age	Independent	Position	Director Since

Steven Huffman	41		Chief Executive Officer, President, and Director	July 2015
Sarah Farrell(1)(2)	34		Director	May 2024
Patricia Fili-Krushel(2)	71		Director	January 2022
Porter Gale(2)	58		Director	April 2019
David Habiger(1)	56		Director and Chairperson of the Board of Directors	November 2022
Steven O. Newhouse(3)	68		Director	March 2024
Robert A. Sauerberg(1)(3)	64		Director and Vice Chairperson of the Board of Directors	April 2012
Michael Seibel(3)	42		Director	July 2020
1Member of the Audit Committee of the Board of Directors (the “Audit Committee”).
2Member of the Compensation and Talent Committee.
3Member of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”).

Reddit, Inc.	3	2025 Proxy Statement

Nominees for Director
Steven Huffman
Steven Huffman is our Co-Founder and has served as our Chief Executive Officer and President and as a member of our Board of Directors since July 2015. Prior to returning to Reddit in 2015, Mr. Huffman was the Co-Founder and Chief Technology Officer at Hipmunk, an online commercial travel company, from June 2010 to October 2015. From June 2005 to October 2009, Mr. Huffman co-founded and held a variety of leadership roles at Reddit. Mr. Huffman has served on the boards of directors of GameChanger Charity, a 501(c)(3) organization leveraging technology and innovation to improve the lives of hospitalized children, since December 2020, and Bishop Fox, a cybersecurity firm, since July 2019. Mr. Huffman received a Bachelor of Science in Computer Science from the University of Virginia.
We believe Mr. Huffman is qualified to serve as a member of our Board of Directors because of the perspective and experience he brings as our Co-Founder and Chief Executive Officer.

Sarah Farrell
Sarah Farrell has served on our Board of Directors since May 2024, and previously served as an observer on our Board of Directors from 2021 to 2024. Ms. Farrell is a Co-Founder and Managing Partner of Waygrove Partnership, a San Francisco-based investment partnership, since February 2024. Previously, Ms. Farrell was a Partner at Inclusive Capital Partners, L.P., a San Francisco-based investment firm from July 2020 to February 2024. From August 2018 to July 2020, Ms. Farrell worked at ValueAct Capital, a San Francisco-based investment firm. Before ValueAct, Ms. Farrell worked in private equity at The Blackstone Group. Prior to Blackstone, she worked in investment banking at J.P. Morgan in the mergers and acquisitions group. Ms. Farrell previously served on the boards of Verra Mobility Corporation, a smart transportation company, from January 2022 to February 2024, and on the boards of Kolmac Outpatient Recovery Centers and Lindblad Expeditions Holdings, Inc. Ms. Farrell received a Bachelor of Arts in Chemistry from Harvard College.
We believe Ms. Farrell is qualified to serve as a member of our Board of Directors because of her deep knowledge of technology companies and experience investing in and advising technology companies.

Reddit, Inc.	4	2025 Proxy Statement

Patricia
Fili-Krushel
Patricia Fili-Krushel has served on our Board of Directors since January 2022. From September 2018 to February 2021, Ms. Fili-Krushel served as the Chief Executive Officer at Coqual, a global, non-profit think tank and advisory group. From January 2011 to November 2015, Ms. Fili-Krushel held various roles at Comcast Corporation, a global media and technology company, including Chair of the NBCUniversal News Group and Chief Human Resources Officer and Executive Vice President of NBCUniversal. From April 2001 to December 2010, Ms. Fili-Krushel served as Chief Human Resources Officer and Executive Vice President, Administration at Time Warner Inc., a global media and entertainment company. Prior to her time at Time Warner, Ms. Fili-Krushel held various senior and executive roles for entertainment and media companies, including ABC Television, Disney ABC Television Group, Lifetime, HBO, and ABC Sports. Ms. Fili-Krushel has served on the boards of directors of Dollar General Corporation, a discount retailer, from October 2012 to August 2024, and Chipotle Mexican Grill, Inc., a restaurant chain, since March 2019. Ms. Fili-Krushel received a Master of Business Administration from Fordham Gabelli School of Business and a Bachelor of Science in Communication and Media Studies from St. John’s University.
We believe Ms. Fili-Krushel is qualified to serve as a member of our Board of Directors because of her established experience in entertainment and media.

Porter Gale
Porter Gale has served on our Board of Directors since April 2019. Ms. Gale served as Chief Marketing Officer at Joy, a wedding planning platform, from February 2023 to October 2023. From February 2019 to September 2021, Ms. Gale served as the Chief Marketing Officer at Personal Capital, an online financial management company. From April 2015 to January 2019, Ms. Gale helped build and grow Globality, an AI-driven SaaS platform and marketplace, as its Marketing General Manager and interim Chief Marketing Officer. Ms. Gale advised a variety of B2B and B2C firms from 2011 to 2015, including Accompany, Esri, fitmob, Headnote, Hint, Michael Mina, N3twork, PubNub, RocketFuel, RouteHappy, Surf Air, UpLift, Vurb, and WePay. She served as the Vice President of Marketing at Virgin America, a U.S. airline company, from November 2007 to October 2011. Ms. Gale received a Master of Arts in Documentary Filmmaking from Stanford University and a Bachelor of Science in Business Administration from Boston University.
We believe Ms. Gale is qualified to serve as a member of our Board of Directors because of her established experience as an executive, advisor, and company builder.

Reddit, Inc.	5	2025 Proxy Statement

David Habiger
David Habiger has served on our Board of Directors since November 2022 and as Chairperson of our Board of Directors since November 2023. Mr. Habiger is the President and Chief Executive Officer of J.D. Power, a market research and data analytics company. Prior to joining J.D. Power as its CEO in March 2018, he founded and was partner of Silicon Media Partners beginning in January 2016, served as a senior advisor at Silver Lake Partners, a private equity firm, from October 2013 to October 2020, and was a venture partner at Pritzker Group, a venture capital firm, from January 2013 to October 2019. Mr. Habiger served as Chief Executive Officer of Textura Corporation through its sale to Oracle in June of 2016 and served as the Chief Executive Officer of NDS through its sale to Cisco in July 2012. Mr. Habiger is a director on the Chicago Federal Reserve Board where he serves on the Governance, Human Resources and SABOR (Systems Activities, Bank Operations and Risk) Committees. He is also a director of several public and private boards, including Boston Scientific Corporation, a medical device company, EnerSys, a global industrial battery manufacturing company, and Xperi Inc., a consumer and entertainment licensing company, and a member of the board of trustees at Rush University Medical Center. Mr. Habiger received a Master of Business Administration from The University of Chicago and a Bachelor of Business Administration from St. Norbert College.
We believe Mr. Habiger is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive leader of, advisor to, and investor in technology companies, and as a board member of public companies across numerous industries, as well as his deep understanding of business, operational, and financial matters.

Steven O. Newhouse
Steven O. Newhouse has served on our Board of Directors since March 2024. Mr. Newhouse is co-president of Advance Publications, Inc., a private, family-held business that owns and invests in a broad range of companies across media, entertainment, communications, technology, education, and other sectors. Mr. Newhouse served on the board of directors of Warner Bros. Discovery, Inc. a publicly traded global media and entertainment company, from April 2022 to March 2024. He served as an observer on the boards of directors of Discovery, Inc. from 2008 to 2022 and Reddit from 2011 to 2024. Mr. Newhouse also serves on the board of trustees of New York-Presbyterian Hospital. Mr. Newhouse received a Bachelor of Arts in American Studies from Yale University.
We believe Mr. Newhouse is qualified to serve as a member of our Board of Directors because of his great depth of knowledge and experience regarding the media and entertainment business.

Reddit, Inc.	6	2025 Proxy Statement

Robert A. Sauerberg
Robert A. Sauerberg has served on our Board of Directors since April 2012 and as Vice Chairperson of our Board of Directors since November 2023. Mr. Sauerberg served as a President and Chief Executive Officer at Condé Nast, a premier media company, from January 2016 to May 2019, as President from January 2011 to December 2015, and as Group President, Consumer Marketing from January 2005 to December 2010. From January 2000 to December 2005, Mr. Sauerberg served as Chief Operating Officer at Fairchild Publications, a media publishing company. Mr. Sauerberg received a Master of Business Administration from Mercer University and a Bachelor of Science in Finance from University of Arkansas at Fayetteville.
We believe Mr. Sauerberg is qualified to serve as a member of our Board of Directors because of his extensive leadership and executive experience.

Michael Seibel
Michael Seibel has served on our Board of Directors since July 2020. Mr. Seibel has served as a Group Partner at Y Combinator since October 2014, and has also served as the Managing Director of YC Early Stage since October 2016. From February 2012 to August 2012, Mr. Seibel served as Chief Executive Officer of Socialcam, Inc., a social media company, and from June 2007 to October 2011, he served as Chief Executive Officer of Justin.tv (now known as Twitch.tv), an online video broadcasting company. Mr. Seibel has served on the board of directors of Dropbox, Inc., a file hosting service, since November 2020. Mr. Seibel received a Bachelor of Arts in Political Science from Yale University.
We believe Mr. Seibel is qualified to serve as a member of our Board of Directors because of his extensive leadership experience and deep knowledge of technology companies and his experience in investing in and advising technology companies.

Reddit, Inc.	7	2025 Proxy Statement

Director Independence
Our Class A common stock is listed on the NYSE. Under the listing rules of the NYSE and our Corporate Governance Guidelines, the board of directors of a listed company must consist of a majority of independent directors at all times. This means, generally, that they will not have any connections to the listed company that could affect their ability to provide impartial oversight. A director will be deemed “independent” only if the board of directors of a listed company affirmatively determines that the director has no material relationship with us that affects the director’s independence from management (either directly or as a partner, stockholder or officer of an organization that has a relationship with the listed company) or that would interfere with the director exercising independent judgment in carrying out the director’s responsibilities. In addition, under the rules of NYSE, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the listed company’s employees and that neither the director nor any of their family members has engaged in various types of business dealings with the listed company. Additionally, under the listing rules of the NYSE, a listed company’s audit committee, compensation committee, and nominating and corporate governance committee must consist only of independent directors. However, Mr. Huffman is entitled to vote shares representing a majority of our outstanding voting power, and we are eligible to be “controlled company” under NYSE’s corporate governance rules. Therefore, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our Board of Directors be independent and to have a Compensation Committee and a Nominating and Corporate Governance Committee comprised of independent directors, as more fully described below.
On an annual basis, the Nominating and Corporate Governance Committee reviews the independence of directors, and provides a recommendation to the Board of Directors regarding such independence. The Nominating and Corporate Governance Committee follows a similar process for all director nominees prior to their nomination to the Board of Directors.
Based on the review and recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined Sarah Farrell, Patricia Fili-Krushel, Porter Gale, David Habiger, Steven O. Newhouse, Robert A. Sauerberg, and Michael Seibel, representing seven of our eight director nominees, are independent for purposes of their service on the Board of Directors and the committees on which they serve, as set forth under the applicable rules, regulations, and listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC.
There are no family relationships among our directors and executive officers.
Leadership Structure of the Board
Our Amended and Restated Bylaws (the “Bylaws”) and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of the Chairperson of the Board of Directors and Chief Executive Officer and to implement a Lead Director when the Chairperson of the Board of Directors is a member of our management or does not otherwise qualify as independent, in accordance with its determination regarding which structure would be in our best interests. In accordance with the Governance Agreement, dated March 19, 2024 (the “Governance Agreement”), by and among us, Advance Magazine Publishers Inc. (“Advance”), and Mr. Huffman, and our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), no director can be selected as Chairperson of the Board of Directors without the prior written approval of each of Advance and, for so long as he remains our Chief Executive Officer, Mr. Huffman. Our Board of Directors believes it is important to have flexibility in selecting the Chairperson of the Board of Directors, subject to the aforementioned approvals, and our board leadership structure. Any changes to the leadership structure of our Board of Directors, if made, will be promptly disclosed in the “Investor Relations” section of our website and will be reflected in our proxy materials for the next annual meeting of stockholders. In making leadership structure determinations, the Board of Directors considers many factors, including

Reddit, Inc.	8	2025 Proxy Statement

the specific needs of the business and what is in the best interests of our stockholders. Our Board of Directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the Board of Directors.
Currently, the positions of Chairperson and Chief Executive Officer are held by different individuals. David Habiger, an independent director, is the Chairperson of our Board of Directors. Mr. Habiger has served as a member of our Board of Directors since November 2022 and as Chairperson since November 2023. Our Board of Directors believes that Mr. Habiger’s extensive experience as an executive leader of, advisor to, and investor in technology companies, and as a board member of public companies across numerous industries, as well as his deep understanding of business, operational, and financial matters, make him well qualified to serve as Chairperson of our Board of Directors. Robert A. Sauerberg, an independent director, is the Vice Chairperson of our Board of Directors. Mr. Sauerberg has served as a member of our Board of Directors since April 2012 and as Vice Chairperson since November 2023. We believe Mr. Sauerberg is qualified to serve as Vice Chairperson of our Board of Directors because of his extensive leadership and executive experience.
Our Corporate Governance Guidelines provide that, when the Chairperson of the Board of Directors is a member of management or does not otherwise qualify as independent, the independent directors may elect a “Lead Director.” The responsibilities of the Lead Director include, but are not limited to: presiding over all meetings of the Board of Directors at which the Chairperson is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson. At such times as the Chairperson is an independent director, the Chairperson will serve as lead director. Mr. Habiger is an independent director, and accordingly, the independent directors of our Board of Directors have not designated a Lead Director.
Board of Directors and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings from time to time. During 2024, our Board of Directors met seven times, the Audit Committee met four times, the Compensation and Talent Committee met four times, and the Nominating and Corporate Governance Committee met three times.
During 2024, each member of our Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she was a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Executive Sessions
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without non-Independent directors or management present on a periodic basis but no less than twice per year. Such executive sessions will be led by independent directors.

Reddit, Inc.	9	2025 Proxy Statement

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Talent Committee, and a Nominating and Corporate Governance Committee. In accordance with the Governance Agreement and the Certificate of Incorporation, upon Advance’s request, one Advance Designee (as defined below) shall be a member of each committee of our Board of Directors, other than the Audit Committee (or any committee we may establish where the sole purpose of such committee is to address actual or potential conflicts of interest between us and Advance). The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. Copies of the charters for each committee are available on our Reddit Investor Relations website at investor.redditinc.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee consists of Sarah Farrell, David Habiger, and Robert A. Sauerberg. Mr. Habiger is the Chairperson of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the rules of the NYSE and Rule 10A-3 of the Exchange Act. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Habiger is an “audit committee financial expert” within the meaning of the SEC rules. This designation does not impose on such directors any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•selecting, appointing, compensating, retaining, terminating, and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of the independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to risk assessment and management, including relating to financial, enterprise, cybersecurity and information technology risks and such other areas as the Audit Committee deems necessary;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;
•reviewing, overseeing, approving, or disapproving any related party transactions;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

Reddit, Inc.	10	2025 Proxy Statement

Compensation and Talent Committee
Our Compensation and Talent Committee consists of Sarah Farrell, Patricia Fili-Krushel, and Porter Gale. Ms. Fili-Krushel is the Chairperson of our Compensation and Talent Committee. Each of Mses. Farrell, Fili-Krushel, and Gale is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act and meets the requirements for independence under the rules of the NYSE. Our Compensation and Talent Committee is responsible for, among other things:
•reviewing and approving the compensation of our executive officers, including reviewing and approving corporate goals and objectives with respect to compensation;
•administering our equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;
•reviewing and recommending that our Board of Directors approve the compensation for our non-employee board members;
•reviewing succession plans for senior management positions, including the Chief Executive Officer;
•reviewing and approving the implementation or revision of any compensation recoupment, “clawback” or similar policy; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Steven O. Newhouse, Robert A. Sauerberg, and Michael Seibel. Mr. Newhouse is the Chairperson of our Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors;
•recommending directors to serve on board committees;
•periodically reviewing our Board of Directors leadership structure and recommending any changes to the Board of Directors;
•reviewing and making recommendations to our Board of Directors regarding our Corporate Governance Guidelines;
•overseeing the process of evaluating the performance of our Board of Directors and each committee thereof; and
•assisting our Board of Directors on corporate governance matters.
Compensation and Talent Committee Interlocks and Insider Participation
None of the current members of our Compensation and Talent Committee, or any member that served during the year ended December 31, 2024, is or has been at any time an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation and Talent Committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Compensation and Talent Committee or our Board of Directors.

Reddit, Inc.	11	2025 Proxy Statement

Director Qualifications
With the goal of developing an experienced and highly qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to our Board of Directors based on the qualification standards set forth in our Corporate Governance Guidelines and such other criteria as the Board of Directors or the Nominating and Corporate Governance Committee may determine necessary or appropriate in light of applicable SEC and NYSE requirements or other relevant considerations.
Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, the Bylaws, our Corporate Governance Guidelines and the charters of the committees of our Board of Directors. In its evaluation of director candidates, our Nominating and Corporate Governance Committee may consider the current size and composition, organization and governance of our Board of Directors, and the needs of our Board of Directors and its committees. In addition, the Nominating and Corporate Governance Committee may take into consideration many other factors including, among other things, a candidate’s experience in corporate management or as a board member of other companies, including service as an officer or former officer of a publicly held company or on the board of directors of another publicly held company, the candidate’s professional and academic experience relevant to our industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable. While we have no formal policy regarding board diversity for our Board of Directors as a whole nor for each individual member, the Nominating and Corporate Governance Committee does consider additional factors, areas of expertise, and other individual attributes that contribute to the total diversity of viewpoints and experience represented on the Board of Directors. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical descriptions of each director set forth above in the section titled “—Nominees for Director” includes a summary of the individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation, our Bylaws, our Corporate Governance Guidelines and the criteria approved by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by stockholders. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. In addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Reddit, Inc.	12	2025 Proxy Statement

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”
Additionally, in accordance with the Governance Agreement, we are required to include two directors designated by Advance (the “Advance Designees”) in the slate of nominees for election as directors at each applicable annual or special meeting of stockholders. The Advance Designees are Steven O. Newhouse and Robert Sauerberg, Jr. Subject to certain limitations, Advance will have the exclusive right to replace the Advance Designees and fill any vacancies created by reason of death, removal, or resignation of the Advance Designees. Upon the termination of the Governance Agreement, the term of each Advance Designee will expire and terminate, unless otherwise determined by our Board of Directors. Upon Advance’s request, one Advance Designee shall be a member of each committee of our Board of Directors, other than the Audit Committee or any committee where the sole purpose of such committee is to address actual or potential conflicts of interest between us and Advance. Advance also has the right to designate one nonvoting board observer, subject to such observer entering into an observer agreement setting forth confidentiality and other obligations. Additional information regarding the Governance Agreement is set forth in the section titled “Certain Relationships and Related Party Transactions—Advance Magazine Publishers Inc.”
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors or one or more individual members of our Board of Directors (including our Chairman, Vice Chairman or Lead Independent Director, if any) may do so by emailing corporatesecretary@reddit.com. All stockholder communications we receive that are addressed to our Board of Directors will be reviewed and compiled by our Corporate Secretary and provided to the members of our Board of Directors, as appropriate and in accordance with our internal policies. If the correspondence is not addressed to a particular director, such correspondence will be forwarded, depending on the subject matter, to the chairperson of the Audit Committee, Compensation and Talent Committee or Nominating and Corporate Governance Committee. Sales materials, and abusive, threatening or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board of Directors, will not be provided to our directors.
Board of Directors and Committee Self-Evaluations
Throughout the year, our Board of Directors discusses corporate governance practices with management and third-party advisors to ensure that the Board of Directors and its committees follow practices that are optimal for us and our stockholders. Our Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process, each member of our Board of Directors fills out a questionnaire prepared by our outside counsel to discuss their assessment of the performance of the Board of Directors and its committees, their own performance, and the performance of fellow members of the Board of Directors. Results from such assessment are aggregated and shared and discussed by our Nominating and Corporate Governance Committee and Board of Directors.
Our Board of Directors evaluation process is used:
•by our Board of Directors and Nominating and Corporate Governance Committee to assess the current composition of our Board of Directors and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;
•by our Board of Directors and Nominating and Corporate Governance Committee to identify the strengths and areas of opportunity of each member of our Board of Directors and to provide insight into how each member of our Board of Directors can be most valuable;

Reddit, Inc.	13	2025 Proxy Statement

•to improve agenda topics of the Board of Directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and
•by our Nominating and Corporate Governance Committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the Board of Directors.
Board Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we invite and encourage, but do not require, each member of our Board of Directors to attend. We completed our initial public offering in March 2024 and did not have an annual meeting of stockholders in 2024.
Our Board of Directors’ Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. While our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial, cybersecurity and information technology risk exposures and our risk exposures in other areas, as well as the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related party transactions. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines.
Cybersecurity Risk Oversight
Our Board of Directors considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee oversees management’s implementation of our cybersecurity risk management program.
The Audit Committee receives regular reports from management on our cybersecurity risks. In addition, management updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential.
The Audit Committee reports to the full Board of Directors regarding its activities, including those related to cybersecurity. The full Board of Directors also receives briefings from management on our cyber risk management program. Board members receive presentations on cybersecurity topics from our Chief Information Security Officer (“CISO”), internal security staff, or external experts as part of the Board of Directors’ continuing education on topics that impact public companies.

Reddit, Inc.	14	2025 Proxy Statement

Our CISO, Fredrick Lee, has over twenty years of experience in information security, engineering, and other technology-related roles. Mr. Lee currently oversees Reddit’s Security, Privacy, Assurance, Corporate Engineering (“SPACE”) team, which is responsible for assessing and managing our material risks from cybersecurity threats. Our SPACE team has primary responsibility for our overall cybersecurity risk management program and supervises both our internal cybersecurity personnel and our retained external cybersecurity consultants. Our SPACE team has a strong foundation of expertise, developed over years of experience in cybersecurity and engineering across diverse industries, including technology.
Our SPACE team supervises efforts to prevent, detect, mitigate, remediate, and appropriately report cybersecurity risks and incidents through various means, which may include briefings from internal security personnel; threat intelligence and other information obtained from governmental, public, or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in the IT environment.
Oversight of Corporate Strategy
Our Board of Directors actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities and risk management. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board of Directors’ diverse skillset and experience enhances its ability to support management in the execution and evaluation of our corporate strategy.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is its oversight of succession planning for our senior management positions, including our Chief Executive Officer. On an annual basis, the Compensation and Talent Committee works with management to evaluate Reddit’s senior management succession plans and reports to the Board of Directors on these succession plans. Our succession planning covers identification of internal and external candidates, and professional and leadership plans for internal candidates. The criteria used by the Compensation and Talent Committee and Board of Directors to evaluate candidates includes consideration of strategic vision, organizational and operational needs, competitive challenges, and leadership and management potential.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to encourage effective policy and decision making at the Board of Directors level. Our Corporate Governance Guidelines address items such as responsibilities for directors, director independence standards, board committee structure and functions and other matters related to the governance of Reddit. Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board of Directors as warranted. Our Corporate Governance Guidelines are available on our Investor Relations website at investor.redditinc.com.

Reddit, Inc.	15	2025 Proxy Statement

Business Ethics Policy
Our Board of Directors has adopted a Business Ethics Policy that applies to all of our officers, employees, contingent workers, consultants, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Business Ethics Policy is posted on the investor relations section of our website at investor.redditinc.com. We intend to disclose future amendments to certain portions of our Business Ethics Policy or waivers of such provisions granted to executive officers and directors on the same website, as permitted under applicable rules of NYSE and the SEC.
Stock Ownership Guidelines
To further align the interests of our non-employee directors with those of our stockholders, our Board of Directors has adopted minimum stock ownership guidelines applicable to our non-employee directors. Under our guidelines, each non-employee director is required to accumulate and maintain holdings of our shares with a value equal to five times the annual fee payable for service on the Board of Directors, not including committee membership or chairperson retainers (the “Minimum Ownership Threshold”). The current Minimum Ownership Threshold is $300,000. For non-employee directors who were serving on the Board of Directors as of March 20, 2024, compliance with the minimum stock ownership guidelines is required by December 31, 2029. For directors elected or appointed after March 20, 2024, compliance with the minimum stock ownership guidelines is required by December 31 of the year in which the fifth anniversary of such director’s appointment or election occurs.
Corporate Responsibility
We believe that corporate responsibility initiatives are important to our business and in creating value for our stockholders and wider stakeholder group. Our Board of Directors and management are committed to these initiatives and believe these efforts will benefit our employees, Redditors, partners, and communities.
Culture and Engagement
We invest in our employees’ career growth through competitive pay and benefits, as well as development and training. Some highlights of our commitment to our employees’ sense of satisfaction and professional growth include:
•Competitive pay and benefits. We conduct an annual market review to ensure our compensation remains in line with our competitive compensation philosophy.
•Employee development and training. We have made meaningful investments in learning and development, including offering professional development funds and employee resource groups. We invest in employee development and training as we believe our people and culture are key drivers of business success.
Governance
We are committed to sound corporate governance policies and practices demonstrating the highest standards of business ethics. Some highlights of our corporate governance practices include:
•Independent Board of Directors. Seven out of our eight nominees for election to our Board of Directors at the Annual Meeting, including our Chairperson, Mr. Habiger, and our Vice Chairperson, Mr. Sauerberg, are independent for purposes of their service on the Board of Directors and the committees on which they serve, as set forth under the applicable rules, regulations and listing standards of NYSE and the applicable rules and regulations promulgated by the SEC.
•Declassified Board. Our Board of Directors is declassified, and directors are elected on an annual basis.

Reddit, Inc.	16	2025 Proxy Statement

Non-Employee Director Compensation Arrangements
Our Compensation and Talent Committee, after considering the information, analysis and recommendation provided by our independent compensation consultant, Pearl Meyer & Partners LLC (“Pearl Meyer”), including data regarding compensation paid to non-employee directors by companies in our compensation peer group (as described in the section titled “Compensation Discussion and Analysis—Our Compensation-Setting Process—Use of Comparative Market Data”), evaluates the appropriate level and form of compensation for non-employee members of our Board of Directors and recommends changes to our Board of Directors when appropriate. We do not pay management directors for service on our Board of Directors.
In February 2022, we adopted the Non-Employee Director Compensation Program, which was most recently amended and restated in August 2024 (the “Director Compensation Program”), and pursuant to which our non-employee directors are eligible to receive cash compensation and equity awards for service on our Board of Directors.
Annual Retainers. Under the Director Compensation Program, our non-employee directors are eligible to receive cash compensation as follows:
•Each non-employee director receives an annual cash retainer in the amount of $60,000.
•The non-employee Chairperson of our Board of Directors receives additional cash compensation in the amount of $100,000 per year for service as the Chairperson of our Board of Directors.
•The non-employee Vice Chairperson of our Board of Directors receives additional cash compensation in the amount of $50,000 per year for service as the Vice Chairperson of our Board of Directors.
•The chair of the Audit Committee receives additional cash compensation in the amount of $25,000 per year for service on the Audit Committee.
•Each member of the Audit Committee other than the chair receives additional cash compensation in the amount of $12,500 per year for service on the Audit Committee.
•The chair of the Compensation and Talent Committee receives additional cash compensation in the amount of $20,000 per year for service on the Compensation and Talent Committee.
•Each member of the Compensation and Talent Committee other than the chair receives additional cash compensation in the amount of $10,000 per year for service on the Compensation and Talent Committee.
•The chair of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $15,000 per year for service on the Nominating and Corporate Governance Committee.
•Each member of the Nominating and Corporate Governance Committee other than the chair receives additional cash compensation in the amount of $7,500 per year for service on the Nominating and Corporate Governance Committee.
All annual cash retainers are paid quarterly in arrears promptly following the end of the applicable quarter, and will be prorated based on months of service for any non-employee directors appointed or elected to the Board of Directors or one of its committees between the annual meeting of stockholders.
Election to Receive RSUs in Lieu of Annual Retainers. Each non-employee director may elect to receive all or a portion of their annual cash retainers in the form of restricted stock units (“RSUs”) under our 2024 Incentive Award Plan (the “2024 Plan”). Elections to convert annual cash retainers into RSUs must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainers are earned, or such earlier deadline as established by our Board of Directors or Compensation and Talent Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments earned in the same calendar year into RSUs, provided that the election is made on or prior to the date the individual becomes a non-employee director. RSUs granted in lieu of the annual cash retainers will be fully vested on

Reddit, Inc.	17	2025 Proxy Statement

the grant date, and the number of RSUs will be determined by dividing the amount of the cash retainers that would otherwise be paid by the average closing trading price of our Class A common stock over the 60 trading days preceding the grant date.
Annual RSU Grant. Each non-employee director who is serving immediately before and continues to serve immediately after each annual meeting of stockholders will automatically be granted, on the date of the annual meeting of stockholders, an award of a number of RSUs calculated by dividing (a) $250,000 (prorated based on months of service for any non-employee directors appointed or elected to the Board of Directors between the annual meeting of stockholders) by (b) the average closing trading price of a share of our Class A common stock over the 60 trading days preceding the grant date. Each annual award will fully vest on the earlier of (i) the first anniversary of the grant date, and (ii) immediately before our annual stockholder’s meeting following the grant date, subject to continued service with us through the applicable vesting date.
In addition, the Director Compensation Program provides that non-employee directors may elect to defer the issuance of shares underlying vested RSUs granted to them in lieu of their annual retainers or as part of their annual RSU grant, provided that the election is made (i) on or prior to the date that the individual becomes a non-employee director or (ii) no later than December 31 of the year prior to the year in which the RSUs are earned, or such earlier deadline as may be established by the Board of Directors or the Compensation and Talent Committee.
Each award of RSUs, along with any other equity-based awards held by any non-employee director that is subject to vesting, will fully vest upon a change in control of us.
2024 Director Compensation
The following table provides information for 2024 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2024, other than Mr. Huffman, our Chief Executive Officer. Mr. Huffman is not included in the table below as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Huffman as an employee is set forth in the section titled “Executive Compensation” below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Sarah Farrell	30,007	295,578	325,585
Patricia Fili-Krushel	60,000	295,578	355,578
Porter Gale	52,500	295,578	348,078
David Habiger	138,750	295,578	434,328
Steven O. Newhouse	56,250	295,578	351,828
Paula A. Price(4)	—	—	—
Robert A. Sauerberg	94,979	295,578	390,557
Michael Seibel	52,271	295,578	347,849
1Unless a director elected to receive payment in RSUs in lieu of cash pursuant to the Director Compensation Program, the amount shown reflects the annual cash retainer for such director’s service as a member of our Board of Directors and, if applicable, chair of our Audit Committee, Compensation and Talent Committee, or Nominating and Corporate Governance Committee, membership on our Audit Committee, Compensation and Talent Committee, or Nominating and Corporate Governance Committee, or as Chairman or Vice Chairman of our Board of Directors, in each case prorated as applicable based on term of service.

Reddit, Inc.	18	2025 Proxy Statement

2The amounts reported in this column represent the aggregate grant date fair value of RSUs for Class A common stock granted to directors in 2024, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“ASC 718”). These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the RSUs, refer to Note 14 to our consolidated financial statements included in our Annual Report.
3The following table sets forth information on (a) the aggregate number of shares of our Class A common stock underlying outstanding option awards (exercisable and unexercisable) held by our non-employee directors as of December 31, 2024 and (b) the aggregate number of RSUs held by our non-employee directors as of December 31, 2024:

	Stock Awards		Option Awards
Name	Number of Shares Underlying RSUs Granted in the Year Ended December 31, 2024 (#)	Number of Shares Underlying Unvested RSUs Held as of December 31, 2024 (#)(5)	Number of Shares Underlying Stock Options Granted in the Year Ended December 31, 2024 (#)	Number of Shares Underlying Unexercised Stock Options (Exerciseable and Unexercisable) Held as of December 31, 2024 (#)

Sarah Farrell	5,128	5,128	—	—
Patricia Fili-Krushel	5,128	10,031(6)	—	—
Porter Gale	5,128	5,128	—	—
David Habiger	5,128	5,128	—	—
Steven O. Newhouse	5,128	5,128	—	—
Robert A. Sauerberg	5,128	5,128	—	—
Michael Seibel	5,128	5,128	—	70,000
4Ms. Price stepped down from our Board of Directors in February 2024.
5Consists of RSU awards for 5,128 shares of Class A common stock, granted on May 30, 2024, all of which remain outstanding and subject to the award as of December 31, 2024, that will fully vest on the sooner of May 30, 2025 or the date of Reddit’s 2025 Annual Meeting of Stockholders. All RSU awards are subject to such non-employee director’s continued service through such date.
6Includes RSU awards for 9,806 shares of Class A common stock, granted on February 9, 2023, 4,903 of which remained outstanding and subject to the award as of December 31, 2024, and which fully vested on February 9, 2025. All RSU awards are subject to such non-employee director’s continued service through such date.

Reddit, Inc.	19	2025 Proxy Statement

Proposal No. 1:
Election of Directors
Our Board of Directors currently consists of eight directors. Pursuant to the terms of our Certificate of Incorporation, all directors will be elected for annual terms following the expiration of their current terms.
Nominees for Director
At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of Steven Huffman, Sarah Farrell, Patricia Fili-Krushel, Porter Gale, David Habiger, Steven O. Newhouse, Robert A. Sauerberg, and Michael Seibel be elected at the Annual Meeting with each to serve for a one-year term expiring at our 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Upon the termination of the Governance Agreement, the term of each Advance Designee that is then serving as a director on our Board of Directors will expire and terminate, unless otherwise determined by our Board of Directors. Subject to certain limitations, Advance will have the exclusive right to replace the Advance Designees and fill any vacancies created by reason of death, removal, or resignation of the Advance Designees. Each of the director nominees is a current director of our Board of Directors. For more information concerning the nominees, see the section titled “Board of Directors and Corporate Governance—Nominees for Director.”
If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than eight directors. Stockholders may not cumulate votes for the election of directors.
Vote Required
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon which means that the eight individuals nominated for election to our Board of Directors receiving the highest number of “FOR” votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of this proposal. See the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

VOTE
Our Board of Directors recommends that you vote “FOR ALL” nominees in the election of each of the eight director nominees.

Reddit, Inc.	20	2025 Proxy Statement

Proposal No. 2:
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2025. KPMG has served as our independent registered public accounting firm since 2019. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025. Although not required by applicable law or listing rules, our Audit Committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting, if they desire to do so, and to respond to appropriate questions. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our year ending December 31, 2025 if our Audit Committee believes that such a change would be in the best interests of us and our stockholders.
In the event that KPMG is not ratified by our stockholders, the Audit Committee may reconsider its selection of KPMG as our independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during the years ended December 31, 2023 and 2024. Our Audit Committee has determined that KPMG’s provision of these services, which are described below, does not impair KPMG’s independence from us. During the years ended December 31, 2023 and 2024, fees for services provided by KPMG were as follows (in thousands):

	2023 ($)	2024 ($)

Audit fees(1)	1,500	2,883
Audit-related fees(2)	25	150
Tax fees(3)	100	310
Other fees(4)	—	—
Total fees	1,625	3,342

Reddit, Inc.	21	2025 Proxy Statement

1“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; audit services related to our subsidiaries in connection with certain statutory filings; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and services provided in connection with our initial public offering such as a review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in March 2024; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
2“Audit-related fees” primarily consists of fees incurred for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and which were not reported above under “Audit Fees.”
3“Tax fees” include fees for tax compliance, planning, and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.
4“Other fees” include fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above for 2024 were approved in accordance with our Audit Committee’s policy.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. See the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

VOTE
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025.

Reddit, Inc.	22	2025 Proxy Statement

Proposal No. 3:
Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our Named Executive Officers. Our Compensation and Talent Committee and Board of Directors believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Talent Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Vote Required
The approval, on an advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) virtually or represented by proxy at the Annual Meeting and entitled to vote thereon that are voted “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. See the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

VOTE
Our Board of Directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

Reddit, Inc.	23	2025 Proxy Statement

Proposal No. 4:
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers
In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers. This non-binding advisory vote is commonly referred to as a “say on frequency” vote and must be submitted to stockholders at least once every six years.
You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our Named Executive Officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting.
After careful consideration, our Board of Directors recommends that future non-binding advisory votes on the compensation of our Named Executive Officers be held every year. Our Board of Directors believes that holding a vote every year is the most appropriate option because it will enable stockholders to express annually their views on our executive compensation program.
Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Talent Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our Named Executive Officers. However, because this is an advisory vote and therefore not binding on our Board of Directors or us, our Board of Directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.

Reddit, Inc.	24	2025 Proxy Statement

Vote Required
The alternative among one year, two years, or three years that receives the highest number of votes cast from the holders of shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal. See the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting” for additional information.

VOTE
Our Board of Directors recommends a vote to hold future stockholder advisory votes on the compensation of our Named Executive Officers every “ONE YEAR.”

Reddit, Inc.	25	2025 Proxy Statement

Executive Officers
The following sets forth certain information regarding our executive officers as of March 31, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.

Name	Age	Position

Steven Huffman	41	Chief Executive Officer, President, and Director
Jennifer Wong	50	Chief Operating Officer
Andrew Vollero	59	Chief Financial Officer
Christopher Slowe, Ph.D.	46	Chief Technology Officer
Benjamin Lee	58	Chief Legal Officer and Corporate Secretary
Steven Huffman’s biography is set forth above in the section titled “Board of Directors and Corporate Governance-Nominees for Director.”
Jennifer Wong

Jennifer Wong has served as our Chief Operating Officer since April 2018. Prior to joining Reddit, Ms. Wong was the Chief Operating Officer and President of Digital at Time Inc., a mass media company, from January 2016 to February 2018. Ms. Wong also served as Chief Business Officer at POPSUGAR Inc., a media and technology company, from September 2011 to December 2015. She has served on the boards of directors of IMAX Corporation, a technology and entertainment company, since March 2023, Discover Financial Services, a banking and financial services company, since July 2019, and Marfeel Solutions, S.L., an advertising and marketing technology platform, since January 2016. She also worked as an Associate Partner at McKinsey & Company, a management consulting firm. Ms. Wong received a Master of Business Administration from Harvard Business School, a Master of Science in Engineering Economic Systems & Operations from Stanford University and a Bachelor of Science in Applied Mathematics from Yale University.

Reddit, Inc.	26	2025 Proxy Statement

Andrew Vollero
Andrew Vollero has served as our Chief Financial Officer since March 2021. Prior to joining Reddit, he served as Chief Financial Officer at Allied Universal, a provider of security, technological and professional services, from October 2018 to March 2021. From August 2015 to May 2018, Mr. Vollero served as the first Chief Financial Officer of Snap Inc., a camera and social media company. From September 2000 to August 2015, Mr. Vollero was employed at Mattel, Inc., a toy manufacturer, where he served as the Senior Vice President, Corporate Strategy, Development & Investor Relations from September 2005 to August 2015 and Division Chief Financial Officer, Senior Vice President, Finance and Strategy from September 2000 to September 2005. Mr. Vollero worked for PepsiCo and Yum Brands in various financial and operational roles from 1991 to 2000. Mr. Vollero received a Master of Science in Management from Oxford University and a Bachelor of Arts in Mathematics and Economics from Yale University.

Christopher Slowe
Christopher Slowe, Ph.D., is our founding engineer and has served as our Chief Technology Officer since May 2017, after serving as our Director of Engineering from January 2016 to May 2017. Prior to returning to Reddit in December 2015, Dr. Slowe served as the Chief Scientist at Hipmunk from November 2010 to December 2015. From September 2005 to November 2010, Dr. Slowe held a variety of engineering leadership roles at Reddit. Dr. Slowe received a Ph.D. in Physics and a Bachelor of Arts in Physics and Math from Harvard University.

Benjamin Lee
Benjamin Lee has served as our Chief Legal Officer since March 2022 and as our Corporate Secretary since October 2019. He previously served as our Executive Vice President of Legal and General Counsel from September 2019 to March 2022. Prior to joining Reddit, Mr. Lee served as General Counsel at Plaid Inc., a fintech company, from January 2018 to September 2019, and as Deputy General Counsel, Product at Airbnb, Inc., an online marketplace for travel and lodging rentals, from October 2016 to January 2018. From 2010 to 2016, Mr. Lee worked at Twitter, Inc., a social media company, where he served as Vice President of Legal and Deputy General Counsel. Mr. Lee has also held various roles at Google Inc., a technology company, NEC Laboratories America, a technological research company, and AT&T Corp., a telecommunications provider, and he has taught as an adjunct professor at Seton Hall University School of Law. He has also worked at the law firm White & Case, LLP, as well as at the Legal Aid Society. Mr. Lee received a Juris Doctor from Columbia Law School and a Bachelor of Science in Physics and Economics from Yale University.

Reddit, Inc.	27	2025 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our compensation program for our principal executive officer, our principal financial officer and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) during the year ended December 31, 2024. We refer to these individuals as our “Named Executive Officers”:

Steven Huffman	Chief Executive Officer, President, and Director
Jennifer Wong	Chief Operating Officer
Andrew Vollero	Chief Financial Officer
Christopher Slowe, Ph.D.	Chief Technology Officer
Benjamin Lee	Chief Legal Officer and Corporate Secretary
2024 Highlights
2024 was a milestone year for Reddit, our first as a public company. In 2024, we surpassed $1 billion in revenue, crossed 100 million daily active uniques (“DAUq”), and expanded our reach to several new countries around the world.
Human perspectives have never been more important, and we updated our mission statement to reflect this: "Empower communities, and make their knowledge accessible to everyone." Throughout the year, we invested in our search product to improve relevance and enable users to discover the unique content and conversations on Reddit. In the United States, we launched the beta for Reddit Answers, an AI-powered search tool that provides curated summaries of community discussions. Although it’s still in its early stages, it’s already proven versatile as people turn to it for everything from local updates — such as during the Los Angeles wildfires— to authentic opinions on the best coffee maker. We also made meaningful progress improving our machine learning models to make the home feed and search results more relevant and translating content for global audiences with machine translation.
We also invested in our ad tech solutions and drove positive outcomes for advertisers with Reddit-unique offerings, automation features that drive advertising performance, and measurement tools including conversions API. In 2024, we continued developing products that leverage the context of communities and conversations to drive ad performance, including the expansion of Conversation Ads and the launch of Ask Me Anything (AMA) ads. We also launched Reddit Pro, a suite of tools that enables businesses to get insights into top communities and conversations in their category, publish compelling content, track performance, and grow their organic presence on Reddit.
As we look to 2025 and beyond, we’ll seek opportunities to accelerate our roadmap, whether through new product developments, global expansion, or growing our ads business, all while maintaining our commitment to scaling profitably and ensuring that Reddit continues to be the go-to place for conversations and community on the internet.

Reddit, Inc.	28	2025 Proxy Statement

Compensation Policies and Practices
Our Compensation and Talent Committee regularly reviews best practices in executive compensation and evaluates our executive compensation program on at least an annual basis to ensure that it is consistent with our near-term and long-term goals. The following highlights aspects of our executive compensation policies and practices:

What We Do	What We Don’t Do

•Maintain an independent and experienced Compensation and Talent Committee	•No pension plans or supplemental executive retirement plans
•Maintain an independent compensation consultant	•No hedging or pledging of our stock per the terms of our Insider Trading Compliance Policy and Procedures
•Provide a significant portion of performance-based or variable compensation that is not guaranteed	•No discounted stock option awards
•Pay-for-performance philosophy and culture	•No excessive perquisites
•Regularly assess risks of our compensation program	•No excise tax gross-ups
•Emphasize long-term equity compensation
•Double-trigger change in control agreements
•Maintain a compensation recovery policy to ensure accountability
Our Compensation Philosophy and Objectives
Our compensation philosophy is to provide a competitive compensation package that allows us to attract, retain and incentivize talented individuals who we believe will enable us to achieve our near-term and long-term strategic objectives, while simultaneously creating long-term value for our stockholders. Consistent with our philosophy, our executive compensation program is designed to achieve the following objectives:
•attract, retain and motivate talented executive officers whose skills, experience and performance are critical to our long-term success and achievement of our financial and strategic objectives;
•align compensation incentives to Reddit’s financial performance and the interests of our stockholders, while also considering macroeconomic trends in the technology industry;
•reward our executive officers for their experience and performance and motivate them to achieve our long-term strategic goals; and
•ensure that our total compensation is fair, reasonable, equitable within Reddit, and competitive in comparison to the practices of comparable publicly held companies.
We believe our executive compensation program, as developed and implemented and as presented in this Proxy Statement, achieves these objectives.

Reddit, Inc.	29	2025 Proxy Statement

Our Compensation-Setting Process
Role of the Board of Directors and the Compensation and Talent Committee
Our Compensation and Talent Committee, which acts on behalf of the Board of Directors, has the overall responsibility for overseeing our compensation and benefits policies and practices applicable to all our employees as well as all aspects of our executive compensation programs, including executive salaries, payouts under any bonus plans, the size and structure of equity awards and any executive perquisites. In carrying out its responsibilities, our Compensation and Talent Committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, assesses internal pay equity and the practices of comparable publicly held companies, considers the recommendations of its independent compensation consultant, and reviews Reddit’s financial performance and the performance of our Named Executive Officers when making decisions about their compensation.
The Compensation and Talent Committee approves the compensation of our Named Executive Officers, and makes recommendations to the Board of Directors regarding grants of equity to the Chief Executive Officer and Chief Operating Officer. The Compensation and Talent Committee regularly reports to the Board of Directors regarding its activities.
Role of Management
In discharging its responsibilities, the Compensation and Talent Committee works with members of our management, including our Chief Executive Officer. Our management assists the Compensation and Talent Committee by providing information on corporate and individual performance, as well as management’s perspective on compensation matters. The Compensation and Talent Committee solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as our Chief Executive Officer’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on our Chief Executive Officer’s evaluation of their performance for the prior year.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other Named Executive Officers based on their overall performance and their performance against business objectives established for them for the prior year, and then he shares these evaluations with, and makes recommendations to, the Compensation and Talent Committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are developed through mutual discussion and agreement between our Chief Executive Officer and our other Named Executive Officers and are also reviewed with our Board of Directors.
The Compensation and Talent Committee reviews and discusses our Chief Executive Officer’s recommendations and considers them as one factor in determining and approving our Named Executive Officers’ compensation. Our Chief Executive Officer also attends meetings of our Board of Directors and the Compensation and Talent Committee at which executive compensation matters are addressed, except for discussions involving his own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Compensation and Talent Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. The Compensation and Talent Committee has retained the services of Pearl Meyer as its independent compensation consultant. Pearl Meyer supports the Compensation and Talent Committee by providing guidance regarding the amount and types of compensation that we provide to our Named Executive Officers, how our compensation practices compare to the compensation practices of our compensation peer group (or other similarly situated technology companies), and other compensation-related matters. Pearl Meyer reports directly to the Compensation and Talent Committee, although Pearl Meyer may meet with members of management for the purposes of gathering information on proposals that management may make to the Compensation and Talent Committee.

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The Compensation and Talent Committee has the sole authority to engage and terminate Pearl Meyer’s services, as well as to approve its compensation. Pearl Meyer makes recommendations to the Compensation and Talent Committee, but has no authority to make compensation decisions on behalf of the Compensation and Talent Committee or us. During 2024, Pearl Meyer reported to the Compensation and Talent Committee and had direct access to the chairperson and the other members of the Compensation and Talent Committee. Beyond data and advice related to director and executive compensation matters and employee equity plan design, Pearl Meyer did not provide other services to us in 2024.
The Compensation and Talent Committee conducted a specific review of its relationship with Pearl Meyer in 2024 and determined that Pearl Meyer’s work for the Compensation and Talent Committee did not raise any conflicts of interest. Pearl Meyer work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC and NYSE.
Use of Comparative Market Data
When considering executive compensation decisions, the Compensation and Talent Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies, especially to understand the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer’s specific expertise and experience. The Compensation and Talent Committee assessed the competitiveness of each element of the Named Executive Officers’ total direct compensation, against the compensation peer group, as discussed below. This is one factor that the Compensation and Talent Committee and Board of Directors considers when it sets pay levels for the Named Executive Officers.
In developing this compensation peer group, the Compensation and Talent Committee engaged Pearl Meyer to assist in its review and considered several factors, including, but not limited to:
•Actual experience in the talent market (e.g., companies from which we source and potentially lose executive talent);
•Scale and complexity (primarily revenue and market capitalization); and
•Business fit (e.g., comparably sized high-growth technology companies).
Based on these factors and the recommendation of Pearl Meyer, the Compensation and Talent Committee selected the following peer group for 2024, which peer group remained unchanged from 2023 except that each of Qualtrics International Inc. and Splunk Inc. was removed from the peer group because they were acquired. The compensation peer group is reviewed and approved by the Compensation and Talent Committee annually:

AppLovin	Match	Sprout Social
Bumble	Nextdoor	Squarespace
Dropbox	Nutanix	Twilio
ElasticSearch	Pinterest	Unity Software
Etsy	Roblox	Zillow
IAC	Roku	ZoomInfo Technologies
Lyft	Snap
While we do not establish compensation levels solely based on a review of competitive data and do not directly tie any pay elements to particular benchmarks within our peer group, we believe market data (including executive and director pay levels, program structure, equity awards, and other benefits structures) is a meaningful input to our compensation policies and practices to attract and retain qualified executive officers.

Reddit, Inc.	31	2025 Proxy Statement

Compensation Risk Oversight and Assessment
Our Compensation and Talent Committee reviews and discusses with management the risks arising from our compensation philosophy and practices generally applicable to our employees, including our Named Executive Officers, to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. Based on conversations with management and Pearl Meyer’s review, the Compensation and Talent Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse impact on us.
Elements of Compensation
Our executive compensation program is designed to attract and retain talented executive officers, as well as to align their interests with the interests of our stockholders. We offer competitive base salaries, and deploy an annual performance-based cash bonus program and grant equity awards that vest over a one-year period as the primary pay-for-performance and incentive vehicles. Our executive equity program serves to link our executives’ long-term compensation outcomes to our performance and therefore to the interests of our stockholders over time.
Annual Base Salaries
We use base salary to provide a fixed and stable amount of cash compensation for our Named Executive Officers for performing their ongoing responsibilities.
The Compensation and Talent Committee consults with members of management on and approves the initial base salaries for Named Executive Officers, taking into account the individual’s position, qualifications, experience, competitive market data, and the base salaries of our other Named Executive Officers. The Compensation and Talent Committee also reviews the base salaries of our Named Executive Officers each year as part of its annual compensation review, with input from our CEO (except with respect to his own base salary) and Pearl Meyer, and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer’s performance, individual contributions and responsibilities, position in the case of a promotion, target total direct compensation opportunity, and market conditions.
In February 2024, the Compensation and Talent Committee reviewed the annual base salaries of our Named Executive Officers, considering a competitive market analysis prepared by Pearl Meyer and the recommendations of our CEO (except with respect to his own base salary), as well as other factors, including those listed above. Based on such consideration, the Compensation and Talent Committee determined to increase the 2024 base salaries for our Named Executive Officers as set forth below.
The following table sets forth 2023 and 2024 base salary rates for each of our Named Executive Officers.

Named Executive Officer	Position	2023 Base Salary ($)	2024 Base Salary ($)	Percentage Adjustment (%)

Steven Huffman	Chief Executive Officer, President, and Director	450,000	550,000	22.2
Jennifer Wong	Chief Operating Officer	600,000	650,000	8.3
Andrew Vollero	Chief Financial Officer	624,000	647,700	3.7
Christopher Slowe, Ph.D.	Chief Technology Officer	450,000	500,000	11.1
Benjamin Lee	Chief Legal Officer and Corporate Secretary	414,500	430,300	3.8

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Annual Cash Performance Bonuses
Historically, we have provided our executive officers with short-term, performance-based annual incentives through our annual performance-based cash bonus program. We believe that annual incentives:
•align the focused, short-term interests of us, our executives and our investors;
•drive us to achieve and exceed financial, strategic and other corporate goals;
•attract and retain the top talent in the industry; and
•recognize and reward individuals for contributing to success.
2024 Cash Performance Bonus Incentive Opportunity
Our Compensation and Talent Committee and Board of Directors may adjust the target bonus opportunities of our Named Executive Officers from time to time in their discretion. In February 2024, the Compensation and Talent Committee reviewed the bonus incentive opportunity for 2024 of our Named Executive Officers, after considering a competitive market analysis prepared by Pearl Meyer. Based on such consideration, the Compensation and Talent Committee kept the target annual bonus opportunity for 2024 unchanged for each of the Named Executive Officers with the exception of Ms. Wong, whose target annual bonus opportunity was increased from 60% in 2023 to 75% in 2024 to align with market benchmarks. We believe the allocation of cash compensation between base salary and target annual bonus opportunity for each Named Executive Officer provides the right mix of stable and variable pay in light of each Named Executive Officer’s role and their ability to affect our short-term corporate metrics. The compensation of Mr. Huffman, as our Chief Executive Officer, is weighted more heavily towards annual target bonus (which comprises more than half of his total target cash compensation) because he has a higher ability to influence corporate strategy. Ms. Wong’s target bonus percentage was similarly increased in 2024 to align with market benchmarks, and to recognize her ability as Chief Operating Officer to influence corporate performance.
The following table sets forth the 2023 and 2024 target annual bonus opportunities for each of our Named Executive Officers.

Named Executive Officer	2023 Target Annual Bonus as Percentage of Salary (%)	2024 Target Annual Bonus as Percentage of Salary (%)	2024 Target Annual Bonus Opportunity ($)

Steven Huffman	125	125	687,500
Jennifer Wong	60	75	487,500
Andrew Vollero	60	60	388,620
Christopher Slowe, Ph.D.	60	60	300,000
Benjamin Lee	60	60	258,180
2024 Bonus Plan Pool Funding and Targets
The Compensation and Talent Committee based bonus funding in 2024 on key metrics relating to DAUq, revenue, and Adjusted EBITDA, as set forth below. The same performance metrics were used for our 2023 annual performance-based cash bonus plan. The Compensation and Talent Committee and our Board of Directors selected these metrics because they believe achievement of such metrics will best position us to grow long-term stockholder value, through an increase in our user base, user engagement, revenue, and business performance.

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Metric	Weight (%)	2024 Threshold (50% Payout) (in millions) ($)	2024 Target (100% Payout) (in millions) ($)	2024 Maximum (225% Payout) (in millions) ($)	2024 Results (in millions) ($)	Resulting 2024 Payout (%)

DAUq(1)	40	78.0	87.0	96.0	101.7	225
Revenue	40	980.0	1,030.0	1,080.0	1,300.2	225
Adjusted EBITDA(2)	20	—	15.0	35.0	298.0	225
Total						225
1We define a DAUq as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. For additional information related to how we calculate DAUq, see page 53 of our Annual Report on Form 10-K for the year ended December 31, 2024.
2We define Adjusted EBITDA as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance.
Key metric performance resulted in overall corporate bonus funding of 225% for 2024. In February 2025, our Compensation and Talent Committee approved the following bonus payouts based on corporate performance to each Named Executive Officer for 2024:

Name	2024 Target Bonus Opportunity ($)	Percent of Target Bonus (%)	2024 Bonus Payout ($)

Steven Huffman	687,500	225	1,546,875
Jennifer Wong	487,500	225	1,096,875
Andrew Vollero	388,620	225	874,395
Christopher Slowe, Ph.D.	300,000	225	675,000
Benjamin Lee	258,180	225	580,905
Equity Compensation: Stock Option and RSU Awards to Named Executive Officers
A significant portion of executive pay is delivered as long-term incentives (equity awards), which are designed to align executive officers’ interests with stockholder interests, promote retention through the reward of long-term company performance, and encourage ownership in Reddit’s stock. We have granted stock options and RSUs to our employees, including our Named Executive Officers, in order to attract and retain them, as well as to align their interests with the interests of our stockholders. The magnitudes of equity awards granted to our Named Executive Officers are based on a review of market data from our peer group, and take into account individual executive performance and existing equity awards, with a goal of providing a competitive market position and incentives for our executives to maintain a focus on long-term growth and company achievements.

Reddit, Inc.	34	2025 Proxy Statement

In February 2024, we granted annual equity awards to our Named Executive Officers under our long-term incentive program in the form of RSUs for shares of our Class A common stock. We use a mix of performance based cash bonuses and time-based RSUs to reward and retain our Named Executive Officers and align their incentives with those of our stockholders. We did not grant RSUs to each of Mr. Huffman and Ms. Wong in 2024 after taking into account the retentive and incentive value of their existing equity awards.
The RSUs granted to our Named Executive Officers in 2024 were as follows:

Named Executive Officer	Grant Date	Number of RSUs Granted (#) (1)	Grant Date Fair Value of RSUs ($)(2)

Steven Huffman	—	—	—
Jennifer Wong	—	—	—
Andrew Vollero	2/7/2024	71,430	2,253,617
	9/3/2024(3)	179,092	10,303,163
	9/3/2024(3)	89,546	5,151,581
Christopher Slowe, Ph.D.	2/7/2024	94,290	2,974,850
Benjamin Lee	2/7/2024	51,430	1,622,617
1Unless otherwise noted, the RSUs vest in equal quarterly installments over one year, commencing on February 20, 2024, subject to the recipient’s continued service with us on each vesting date.
2The amount reported in this column represents the grant date fair value of the award as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 14 to the audited consolidated financial statements included in our Annual Report. Note that the amounts reported in this column reflect the accounting cost for the applicable award, and do not correspond to the actual economic value that may be received by our Named Executive Officer from such award.
3In September 2024, our Compensation and Talent Committee granted Mr. Vollero (i) 179,092 RSUs which will vest in equal quarterly installments over three years, commencing on November 20, 2024, subject to Mr. Vollero’s continued service with us on each vesting date, and (ii) 89,546 RSUs which will vest on November 20, 2026, subject to Mr. Vollero’s continued service with us on that date.
Other Compensation Information
Welfare and Other Benefits
Our Named Executive Officers have the opportunity to participate in the same benefits programs offered to all U.S. employees. We provide health, dental, vision, life and disability insurance benefits to our Named Executive Officers, on the same terms and conditions as provided to all other eligible U.S. employees.
We also sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits, and match 100% of the first $3,000 of each participant’s salary deferrals, and then 25% of the participant’s remaining deferrals, and these matching contributions are fully vested as of the date on which the contribution is made. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our Named Executive Officers are eligible to participate in our employee benefit plans, including our 401(k) plan and match, on the same basis as our other employees.
We believe these benefits are consistent with the broad-based employee benefits provided at the companies with whom we compete for talent and therefore are important to attracting and retaining talented and experienced executive officers.

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In addition to the employee benefits described above, ensuring the safety and security of our employees, including our Named Executive Officers, is highly important to us. We may provide personal security services to our Named Executive Officers as our security team deems appropriate. We do not consider these risk-based security measures to be personal benefits, but rather, reasonable and necessary expenses for the benefit of our Company and our stockholders. In 2024, Mr. Huffman and Ms. Wong received personal security services. From time to time, in the future, we may provide personal security services to our other Named Executive Officers. Further, we maintain a corporate apartment for use by our senior executive team when traveling to our San Francisco headquarters for business purposes in order to ease accessibility and not divert management’s attention during such travel. In 2024, Ms. Wong used the apartment in connection with business travel to our headquarters. The aggregate incremental cost of the personal security and housing services provided to each Named Executive Officer is reported in the 2024 Summary Compensation Table below.
We believe that these benefits are consistent with our overall executive compensation program, enable us to attract and retain talented and experienced executive officers, motivate stockholder value creation and provide competitive compensation packages to our Named Executive Officers. Our Compensation and Talent Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. Based on these periodic reviews, perquisites may be awarded or adjusted on an individual basis.
Executive Employment Agreements
Each of our Named Executive Officers has entered into a written, at-will offer letter agreement with us, which provide for at-will employment and set forth the executive’s base salary, target variable compensation, and eligibility for employee benefits.
Post-Employment Compensation
We have also entered into a change in control and severance agreement with Mr. Huffman, Ms. Wong, and Mr. Vollero (each, a “Severance Agreement” and together, the “Severance Agreements”). Each of Dr. Slowe and Mr. Lee has entered into a letter agreement pursuant to which he is a beneficiary of our Executive Change in Control and Severance Plan (“COC Plan”). The Severance Agreements and COC Plan, as applicable, provide for payments and benefits to the applicable Named Executive Officer upon certain qualifying terminations, including in connection with a change of control. For more information, see the section titled “—Compensation Tables—Potential Payments Upon Termination or Change of Control as of December 31, 2024.”
Other Compensation Policies
Insider Trading Compliance Policy and Procedures
We have adopted Insider Trading Compliance Policy and Procedures (the “Insider Trading Policy”) that govern the purchase, sale, and other dispositions of our securities by our directors, officers, employees, contractors, and consultants, and entities controlled by such individuals (subject to certain limitations), and by Reddit itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of NYSE. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report.
Rule 10b5-1 Trading Plans
Our directors, executive officers and other members of our executive team may elect to use a Rule 10b5-1 trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act to conduct open market sales or purchases of our securities. Under Rule 10b5-1, insiders can adopt a prearranged stock trading plan at a time when they are not aware of material nonpublic information about us, and thereafter trade shares of our Class A common stock pursuant to the terms of their predetermined stock trading plan without regard to whether or not they are in possession of material nonpublic information about us at the time of the transaction. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by an individual when entering into the plan, without further direction from the individual while the plan is in effect.

Reddit, Inc.	36	2025 Proxy Statement

Derivatives Trading, Hedging, and Pledging Policies
Pursuant to our Insider Trading Policy, we prohibit our employees, including our Named Executive Officers, and members of our Board of Directors, among others, from speculating in our equity securities, including through the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities. In addition, such individuals may not engage in any other hedging transactions, such as zero cost collars, forward sale contracts, and other similar or related arrangements, with respect to the securities that they hold. Following our initial public offering, we also prohibit the pledging of our common stock by our employees.
Compensation Recovery Policy
In February 2024, our Compensation and Talent Committee adopted a compensation recovery policy (the “Compensation Recovery Policy”) intended to comply with applicable SEC rules and NYSE listing standards. The Compensation Recovery Policy is administered by our Compensation and Talent Committee (in such capacity, the “Administrator”) and enables us to recover from current and former officers, and such additional employees as may be identified by the Administrator from time to time, incentive-based compensation (as defined in the Compensation Recovery Policy) in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report.
Tax and Accounting Considerations
Deductibility of Executive Compensation. The Compensation and Talent Committee generally takes into consideration the tax implications to us of our Named Executive Officer compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). While our Compensation and Talent Committee may consider the deductibility of equity awards, cash, and other compensation as one factor in determining executive compensation, the Compensation and Talent Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Taxation of Parachute Payments. We do not provide, and have no obligation to provide, any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe because of the application of Section 280G, 4999, or 409A of the Code. If any of the payments or benefits payable to a Named Executive Officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Named Executive Officer.
Accounting Treatment. The Compensation and Talent Committee considers accounting implications when designing compensation plans and arrangements for our Named Executive Officers and other employees, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards. Chief among these is ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record a compensation expense in our income statement for all equity awards granted to our Named Executive Officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

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Report of the Compensation and Talent Committee
This report of the Compensation and Talent Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”) or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation and Talent Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.
Submitted by the Compensation and Talent Committee
Patricia Fili-Krushel, Chairperson
Porter Gale
Sarah Farrell

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Compensation Tables
2024 Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended December 31, 2022, 2023 and 2024. Dr. Slowe and Mr. Lee were not Named Executive Officers in 2022 or 2023, so summary compensation information is only provided for 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Steven L. Huffman Chief Executive Officer and President	2024	531,154	—	—	—	1,546,875	535,840(4)	2,613,869
	2023	341,346	—	98,332,716(5)	93,776,049(5)	792,000	7,375	193,249,486
	2022	200,000	125,000	—	—	—	7,375	332,375
Jennifer Wong Chief Operating Officer	2024	640,577	—	—	—	1,096,875	37,544(6)	1,774,996
	2023	583,820	—	45,696,176(5)	45,736,084(5)	506,880	7,375	92,530,335
	2022	562,772	168,832	29,946,596	—	—	7,375	30,685,575
Andrew Vollero Chief Financial Officer	2024	643,234	—	17,708,361	—	874,395	9,000	19,234,990
	2023	613,569	—	5,413,034	—	527,155	9,000	6,562,758
	2022	600,000	180,000	—	—	—	9,000	789,000
Christopher Slowe, Ph.D. Chief Technology Officer	2024	490,577	—	2,974,850	—	675,000	7,375	4,147,802
Benjamin Lee Chief Legal Officer and Corporate Secretary	2024	427,322	—	1,622,617	—	580,905	—	2,630,844
1The amounts in these columns represent (i) the grant date fair value of RSUs, performance restricted stock units (“PRSUs”), and option awards granted to our Named Executive Officers during the applicable year and (ii) the incremental fair value of modifications in the applicable year to PRSU awards held by our Named Executive Officers (as determined based on the fair value of the PRSUs as of the date of modification or cancellation minus the fair value of the original award at the date of modification or cancellation), as computed in accordance with ASC 718. These amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value that may be realized by the Named Executive Officer from the stock award or the stock option. For information on the assumptions used to calculate the grant date fair value of the equity awards, refer to Note 14 to our consolidated financial statements included in our Annual Report. For more information on equity awards granted to our Named Executive Officers, see the “2024 Grants of Plan-Based Awards Table” below.
2Amounts represent cash bonuses paid to our Named Executive Officers under our annual performance-based cash bonus program, described under “Compensation Discussion and Analysis— Elements of Compensation— Annual Cash Performance Bonuses.”
3Unless otherwise specified, amounts represent company matching contributions made under our 401(k) plan.
4The amount reported represents (i) 401(k) plan matching contributions of $7,375 and (ii) $528,465 in costs related to personal security measures for Mr. Huffman in 2024.
5As noted in footnote (1) above, these amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value realized by Mr. Huffman or Ms. Wong from the stock award or the stock option.
6The amount reported represents (i) 401(k) plan matching contributions of $7,375, (ii) $25,362 in costs related to personal security measures for Ms. Wong in 2024 and (iii) $4,807 in costs related to housing expenses for Ms. Wong in 2024 for use of a corporate apartment made available to our senior executive team traveling to our headquarters.

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2024 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made to our Named Executive Officers during the year ended December 31, 2024.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)

Steven L. Huffman	Cash	—	343,750	687,500	1,546,875	—	—
Jennifer Wong	Cash	—	243,750	487,500	1,096,875	—	—
Andrew Vollero	Cash	—	194,310	388,620	874,395	—	—
	RSU	2/7/2024(3)	—	—	—	71,430	2,253,617
	RSU	9/3/2024(4)	—	—	—	179,092	10,303,163
	RSU	9/3/2024(5)	—	—	—	89,546	5,151,581
Christopher Slowe, Ph.D.	Cash	—	150,000	300,000	675,000	—	—
	RSU	2/7/2024(3)	—	—	—	94,290	2,974,850
Benjamin Lee	Cash	—	129,090	258,180	580,905	—	—
	RSU	2/7/2024(3)	—	—	—	51,430	1,622,617
1These columns show a range of possible payouts under our annual performance-based cash bonus program for 2024, described under “Compensation Discussion and Analysis— Elements of Compensation — Annual Cash Performance Bonuses.” The amounts shown in the “Threshold” column represent the amounts payable if 50% of target was achieved for our 2024 annual performance-based cash bonus program. The amounts shown in the “Target” column represent the amounts payable if 100% of target was achieved for our 2024 annual performance-based cash bonus program. The amount shown in the “Maximum” column represents the amount payable if 225% of target was achieved for our 2024 annual performance-based cash bonus program. Our Named Executive Officers received the amount listed in the “Maximum” column.
2The amount reported in this column represents the grant date fair value of the award as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 14 to the audited consolidated financial statements included in our Annual Report. Note that the amounts reported in this column reflect the accounting cost for the applicable award, and do not correspond to the actual economic value that may be received by our Named Executive Officer from such award.
3The RSU award was granted under our 2017 Equity Incentive and Grant Plan (the “2017 Plan”) and time-vested over one year in four ratable quarterly installments on February 20, May 20, August 20 and November 20, subject to the executive’s continued service on each such date.
4The RSU award was granted under our 2024 Incentive Award Plan (the “2024 Plan”) and will time-vest over three years in twelve ratable quarterly installments on November 20, February 20, May 20 and August 20, subject to the executive’s continued service on each such date.
5The RSU award was granted under our 2024 Plan and will time-vest as to the entire award on November 20, 2026, subject to the executive’s continued service on the vesting date.
Timing of Grants and Certain Equity Awards
We grant equity awards on an annual basis and may grant equity awards on a discretionary basis in connection with certain events such as the commencement of employment, promotion or the closing of an acquisition. We maintain Equity Incentive Committee Award Guidelines, which were adopted in 2024, pursuant to which our Equity Incentive Committee has established consistent dates for the grant of new awards, which shall be no more frequent than once per month, and which shall generally be February 20, May 20, August 20, or November 20 of a particular year, unless otherwise determined by the Equity Incentive Committee. We do not grant awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

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Outstanding Equity Awards at 2024 Year-End Table
The following table provides information on outstanding equity awards held by our Named Executive Officers as of December 31, 2024.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Steven L. Huffman	7/10/2015(2)	7/9/2015	1,182,945	—	1.93	7/9/2025
	12/25/2023(3)	12/25/2023	295,097	1,196,205	25.29	12/25/2033
	12/25/2023(4)	12/25/2023	299,051	1,196,204	25.29	12/25/2033
	12/25/2023(4)	12/25/2023	199,367	797,470	45.00	12/25/2033
	12/25/2023(4)	12/25/2023	199,367	797,470	60.00	12/25/2033
	12/25/2023(4)	12/25/2023	199,367	797,470	90.00	12/25/2033
	12/25/2023(5)	12/25/2023					598,102	97,753,791
	12/25/2023(6)	12/25/2023					598,102	97,753,791
Jennifer Wong	6/12/2018(7)	4/19/2018	569,787	—	5.35	6/11/2028
	5/20/2021(7)	4/19/2021	88,984	—	20.76	5/19/2031
	12/25/2023(8)	12/25/2023	288,452	1,169,622	25.29	12/25/2033
	12/25/2023(8)	12/25/2023	97,468	389,874	45.00	12/25/2033
	12/25/2023(8)	12/25/2023	97,469	389,874	60.00	12/25/2033
	12/25/2023(8)	12/25/2023	97,469	389,874	90.00	12/25/2033
	3/24/2022(9)	5/20/2022					323,677	52,901,769
	12/25/2023(10)	12/25/2023					584,811	95,581,510
Andrew Vollero	5/20/2021(11)	5/20/2021					83,333	13,619,946
	2/8/2023(12)	2/20/2023					54,125	8,846,190
	11/1/2023(13)	11/20/2023					42,857	7,004,548
	2/7/2024(14)	2/20/2024					17,857	2,918,548
	9/3/2024(15)	11/20/2024					89,546	14,635,398
	9/3/2024(16)	11/20/2024					179,092	29,270,796

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			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Christopher Slowe, Ph.D.	2/25/2016(17)	1/4/2016	230,464	—	1.93	2/24/2026
	5/28/2019(13)	1/4/2019	106,579	—	7.92	5/27/2029
	2/10/2020(13)	1/4/2020	106,579	—	7.92	2/9/2030
	5/20/2021(13)	1/4/2021	32,684	—	20.76	5/19/2031
	12/13/2021(18)	11/20/2022					14,058	2,297,640
	2/8/2023(8)	2/20/2023					76,677	12,532,089
	11/1/2023(9)	11/20/2023					35,714	5,837,096
	2/7/2024(10)	2/20/2024					23,572	3,852,608
Benjamin Lee	10/15/2019(13)	9/18/2019	324,500	—	7.92	10/14/2029
	12/13/2021(19)	8/20/2023					10,767	1,759,758
	2/8/2023(8)	2/20/2023					42,849	7,003,241
	11/1/2023(9)	11/20/2023					21,428	3,502,192
	2/7/2024(10)	2/20/2024					12,857	2,101,348
1Represents the market value of the shares underlying the stock awards not yet vested as of December 31, 2024, based on the closing price of our Class A common stock on the NYSE of $163.44 on December 31, 2024.
2This stock option award was granted under our 2012 Plan and is exercisable for shares of our Class B common stock. It was fully vested as of December 31, 2024.
3This stock option award was granted under our 2017 Plan, is exercisable for shares of our Class B common stock, and vests ratably as to 1/20th of the total award on each quarterly anniversary of the grant date over a period of 5 years, subject to the executive’s continued service on each such date.
4This stock option award was granted under our 2017 Plan, is exercisable for shares of our Class A common stock, and vests ratably as to 1/20th of the total award on each quarterly anniversary of the grant date over a period of 5 years, subject to the executive’s continued service on each such date.
5This RSU was granted under our 2017 Plan for shares of our Class B common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. Half the award satisfied the service-based vesting on the grant date and the remainder vests ratably as to 1/20th of the total award quarterly on February 20, May 20, August 20, and November 20 over a period of 5 years, subject to the executive’s continued service on each such date.
6This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. Half the award satisfied the service-based vesting on the grant date and the remainder vests ratably as to 1/20th of the total award quarterly on February 20, May 20, August 20, and November 20 over a period of 5 years, subject to the executive’s continued service on each such date.

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7This stock option award was granted under our 2017 Plan, is exercisable for shares of our Class A common stock and was fully vested as of December 31, 2024.
8This stock option award was granted under our 2017 Plan for shares of our Class A common stock, and vests ratably as to 1/20 of the total award on each quarterly anniversary of the grant date over a period of 5 years, subject to the executive’s continued service on each such date.
9This RSU was granted under our 2017 Plan for shares of our Class A common stock, and vests ratably as to 1/20 of the total award on each quarterly anniversary of the vest commencement date over a period of 5 years, subject to the executive’s continued service on each such date.
10This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. Half the award satisfied the service-based vesting on the grant date and the remainder vests ratably as to 1/20 of the total award quarterly on February 20, May 20, August 20, and November 20 over a period of 5 years, subject to the executive’s continued service on each such date.
11This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. 13/48th of the award satisfied the service-based vesting on the one-year anniversary of the grant date and the remainder vests ratably as to 1/16th of the total award on each quarterly anniversary of the grant date thereafter, subject to the executive’s continued service on each such date.
12This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. The award satisfies the service-based vesting ratably as to 1/12th of the total award on each quarterly anniversary of the vest commencement date over a period of 3 years, subject to the executive’s continued service on each such date.
13This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. The award satisfies the service-based vesting ratably as to 1/8th of the total award on each quarterly anniversary of the vest commencement date over a period of 2 years, subject to the executive’s continued service on each such date.
14This RSU was granted under our 2017 Plan for shares of our Class A common stock, and vests ratably as to 1/4th of the total award on each quarterly anniversary of the vest commencement date over a period of 1 year, subject to the executive’s continued service on each such date.
15This RSU was granted under our 2024 Plan for shares of our Class A common stock. The entire award vests on the second anniversary of the vest commencement date.
16This RSU was granted under our 2024 Plan for shares of our Class A common stock, and vests ratably as to 1/12th of the total award on each quarterly anniversary of the vest commencement date over a period of 3 years, subject to the executive’s continued service on each such date.
17This stock option award was granted under our 2012 Plan, is exercisable for shares of our Class B common stock and was fully vested as of December 31, 2024.
18This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. The award satisfies the service-based vesting ratably as to 1/9th of the total award on each quarterly anniversary of the vest commencement date over a period of 9 calendar quarters, subject to the executive’s continued service on each such date.
19This RSU was granted under our 2017 Plan for shares of our Class A common stock and vests based on the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied upon our initial public offering. The award satisfies the service-based vesting ratably as to 1/6th of the total award on each quarterly anniversary of the vest commencement date over a period of 6 calendar quarters, subject to the executive’s continued service on each such date.

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2024 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our Named Executive Officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during the year ended December 31, 2024 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Steven L. Huffman	989,739	95,888,067	3,019,201	127,830,049
Jennifer Wong	795,620	36,203,699	1,334,271	55,125,767
Andrew Vollero	Cash	Cash	888,870	43,676,626
Christopher Slowe, Ph.D.	273,640	14,904,576	354,292	21,361,696
Benjamin Lee	Cash	Cash	173,826	11,562,117
1These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfer of such shares.
2The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate exercise price and (i) for options exercised prior to the close of our initial public offering, the aggregate fair market value on the date of exercise and (ii) for options exercised on or after the close of our initial public offering, the aggregate closing price of a share of our Class A common stock on the NYSE on the date of exercise. Amounts shown are presented on an aggregate basis for all exercises that occurred during 2024.
3The aggregate value realized upon the vesting and settlement of an RSU is based on (i) the fair market value on the date of vesting for RSUs settled prior to the close of our initial public offering and (ii) the closing price of a share of our Class A common stock on the NYSE on the date of vesting for RSUs settled on or after the close of initial public offering (which, for RSUs vested in connection with our initial public offering, was the initial public offering price), and if the vesting day falls on a weekend or holiday, the trading day immediately prior to the date of vesting.
Potential Payments Upon Termination or Change of Control as of December 31, 2024
We have entered into Severance Agreements with Mr. Huffman, Ms. Wong, and Mr. Vollero, which supersede and replace all existing change in control and severance benefits for them. Each of Dr. Slowe and Mr. Lee has entered into a letter agreement pursuant to which he is a beneficiary of our COC Plan. Each Named Executive Officer’s benefits under their Severance Agreement or the COC Plan, as applicable, are described below. Payments and benefits under each Severance Agreement or the COC Plan, as applicable, are contingent on several requirements, including the applicable executive timely providing us with (and not revoking) a general release of claims.

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Mr. Huffman and Ms. Wong
In the event we terminate Mr. Huffman’s or Ms. Wong’s employment without “cause” or he or she resigns for “good reason” (in each case, as defined in the applicable Severance Agreement) (a “Covered Termination”) other than during the period beginning three months before and ending 12 months after a change in control of us, in addition to any accrued obligations, the executive will be entitled to the following: (i) an amount equal to 12 months of their then-current base salary, payable in a cash lump sum, (ii) payment or reimbursement of COBRA premiums for up to 12 months following the termination date, and (iii) 12 months of additional vesting for their outstanding equity awards that vest solely based on continued service to us. In the event we terminate Mr. Huffman’s or Ms. Wong’s employment without “cause” or he or she resigns for “good reason” during the period beginning three months before and ending 12 months after a change in control of us, in addition to any accrued obligations, the executive will be entitled to the following: (i) an amount equal to 18 months (for Mr. Huffman) or 12 months (for Ms. Wong) of their then-current base salary, payable in a cash lump sum, (ii) a prorated target annual bonus for the year of termination, payable in a cash lump sum, (iii) payment or reimbursement of COBRA premiums for up to 18 months following the termination date, and (iv) full vesting acceleration of their outstanding equity awards (with any performance goals deemed achieved at target levels).
Mr. Vollero
In the event we terminate Mr. Vollero’s employment without “cause” or he resigns for “good reason” (as defined in his Severance Agreement) other than during the period beginning three months before and ending 12 months after a change in control of us, in addition to any accrued obligations, Mr. Vollero will be entitled to the following: (i) an amount equal to 12 months of his then-current base salary, payable in a cash lump sum, (ii) 50% of his annual target bonus for the year of termination, payable in a cash lump sum, and (iii) a cash payment equal to the cost of 12 months of COBRA premiums, payable in a cash lump sum. In the event we terminate Mr. Vollero’s employment without “cause” or he resigns for “good reason” during the period beginning three months before and ending 12 months after a change in control of us, in addition to any accrued obligations, Mr. Vollero will be entitled to the following: (i) an amount equal to 12 months of his then-current base salary, payable in a cash lump sum, (ii) 50% of his annual target bonus for the year of termination, or a prorated target annual bonus for the year of termination (whichever is greater), payable in a cash lump sum, (iii) an amount equal to the cost of 12 months of COBRA premiums, payable in a cash lump sum, and (iv) full vesting acceleration of his outstanding equity awards that vest solely based on continued service to us.
Dr. Slowe and Mr. Lee
In the event we terminate Dr. Slowe’s or Mr. Lee’s employment without “cause” or he resigns for “good reason” (in each case, as defined in the COC Plan) other than during the period beginning three months before and ending 12 months after a change in control of us, in addition to any accrued obligations, Dr. Slowe or Mr. Lee, as applicable, will be entitled to the following: (i) an amount equal to 12 months of his then-current base salary, payable in a cash lump sum, and (ii) continued payment by us of his COBRA premiums through the earlier of (x) 12 months from his termination date and (y) the date that he and his covered dependents became eligible for healthcare coverage under another employer’s plan(s). In the event we terminate Dr. Slowe’s or Mr. Lee’s, as applicable, employment without “cause” or he resigns for “good reason” during the period beginning three months before and ending 12 months after a change in control of us, in addition to any accrued obligations, Dr. Slowe or Mr. Lee, as applicable, will be entitled to the following: (i) an amount equal to 12 months of his then-current base salary, payable in a cash lump sum, (ii) a prorated target annual bonus for the year of termination, payable in a cash lump sum, (iii) continued payment by us of his COBRA premiums through the earlier of (x) 12 months from his termination date and (y) the date that he and his covered dependents become eligible for healthcare coverage under another employer’s plan(s), and (iv) full vesting acceleration of his outstanding equity awards that vest solely based on continued service to us.

Reddit, Inc.	45	2025 Proxy Statement

The table below sets forth the amount of compensation payable to each Named Executive Officer in the circumstances described above for each of our Named Executive Officers, in each case in accordance with the applicable Severance Agreement or the COC Plan, as applicable. The amounts shown in the table below assume that such termination of employment and/or change of control was effective as of December 31, 2024, and thus are estimates of the amounts that would be paid out to our Named Executive Officers in such circumstances.

	Covered Termination - No Change of Control					Covered Termination - Change of Control
	Cash Severance ($)(1)	Prorated Target Bonus ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Prorated Target Bonus ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)

Steven L. Huffman	550,000	Cash	36,690	190,381,895	190,968,585	825,000	687,500	55,036	761,527,726	763,095,262
Jennifer Wong	650,000	Cash	Cash	114,236,330	114,886,330	650,000	487,500	Cash	425,204,148	426,341,648
Andrew Vollero	647,700	194,310	11,998	Cash	854,008	647,700	388,620	11,998	76,295,426	77,343,744
Christopher Slowe, Ph.D.	500,000	Cash	36,690	Cash	536,690	500,000	300,000	36,690	24,519,432	25,356,122
Benjamin Lee	430,300	Cash	36,690	Cash	466,990	430,300	258,180	36,690	14,366,539	15,091,709
1The severance amount related to base salary and annual bonus was determined based on the base salaries and target annual bonuses as in effect on December 31, 2024.
2The value of accelerated options is calculated based on the per share closing price of our Class A common stock on the NYSE on December 31, 2024 ($163.44) less, if applicable, the exercise price of each outstanding stock option. The value of accelerated RSUs is calculated by multiplying the number of RSUs accelerated by $163.44, the closing price per share of our Class A common stock on December 31, 2024.
Pay Versus Performance
Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K requires us to provide the following disclosure regarding compensation for our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average compensation for our other non-PEO Named Executive Officers (“non-PEO NEOs”). The amounts shown for “compensation actually paid” have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by any of our Named Executive Officers. The table includes adjustments as described in the footnotes and also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income, and our company-selected measure, which is revenue. Our initial public offering occurred in March 2024, and we do not present information for years prior to when we became a public reporting company. The information contained in this “—Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein.

Reddit, Inc.	46	2025 Proxy Statement

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Year-end value of $100 invested on 03/21/2024 in:		Net Income (in millions) ($)(6)	Company-Selected Measure: Revenue (in millions) ($)(7)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)

2024	2,613,869	861,753,126	6,947,158	155,342,721	324.03	118.17	(484)	1,300
1Amounts shown are the total compensation as calculated in the Summary Compensation Table for our Chief Executive Officer (Mr. Huffman) and the average for our non-PEO NEOs (Messrs. Vollero, Slowe, and Lee and Ms. Wong).
2Amounts shown reflect “compensation actually paid” for our Chief Executive Officer and the average compensation actually paid for our non-PEO NEOs, calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received. As required, the dollar amounts include (among other items) unvested amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either individual during the applicable years. The adjustments made to the Summary Compensation Table to determine compensation actually paid (with fair value measured at year-end rather than at grant) are shown in the table below.

	CEO	Average Non-PEO NEOs
Year	12/31/2024 ($)	12/31/2024 ($)

Total Compensation from Summary Compensation Table	2,613,869	6,947,158
Adjustments for Equity Awards:
Adjustment for grant date values in the Summary Compensation Table	—	(5,576,457)
Year-end fair value of unvested awards granted in the current year	—	13,194,675
Year-over-year difference of year-end fair values for unvested awards granted in prior years	735,588,807	113,569,011
Fair values at vest date for awards granted and vested in current year	—	3,427,088
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	123,550,450	23,781,247
Compensation Actually Paid (as calculated)	861,753,126	155,342,721
No dividends or earnings were paid, and there were no changes in pension values as we do not sponsor any pensions.
3Stock options are valued as of the applicable measurement date using a Black-Scholes model, with assumptions consistent with those used for grant date fair value under ASC 718.
4Total Shareholder Return reflects the cumulative total return of an initial $100 investment in our Class A common stock, measured from March 21, 2024 (the date our Class A common stock began trading on the NYSE). Historic stock price performance is not necessarily indicative of future stock price performance. There were no dividends or other earnings paid in the covered fiscal years.
5The peer group used for the purpose of this disclosure in each covered year is the Dow Jones Internet Composite Index (DJINET) which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. This column assumes $100.00 was invested in this peer group on March 21, 2024 (same period as used for footnote (4) above).
6Reflects the Net Income reported in our audited financial statements for the fiscal year.
7Revenue, in our view, represents the most important financial performance measure used to link compensation actually paid to our CEO and non-PEO NEOs to our performance for 2024 because it was weighted as 40% of our annual cash bonus incentive opportunity funding in 2024, the highest weighted financial measure for such funding.

Reddit, Inc.	47	2025 Proxy Statement

Most Important Measures for Determining Named Executive Officer Pay
The measures listed below were the most important performance measures used to align the compensation actually paid to our Named Executive Officers in 2024 with our performance.
•Revenue
•DAUq
•Adjusted EBITDA
Relationship between Pay and Performance
We completed our initial public offering in 2024. Compensation actually paid, as defined by SEC rules, reflects adjustments to the value of equity awards based on factors such as year-end stock price, but does not represent actual payouts. Compensation actually paid generally moves with our stock price. While net income was not part of our 2024 compensation program, revenue served as the highest-weighted financial performance measure under our annual bonus incentive opportunity. The relationship between TSR, the financial measures shown, and compensation actually paid is expected to become more meaningful over time as we establish a longer track record as a public company.
SEC rules require that “compensation actually paid” include the fair value of unvested awards as of December 31, 2024, which would be $861.8 million for our Chief Executive Officer (even though this value does not represent the amount of compensation actually earned, realized, or received) compared to $2.6 million in the Summary Compensation Table. The “average compensation actually paid” for our non-PEO NEOs, which also includes the fair value of unvested awards as of December 31, 2024, was $155.3 million (which also does not reflect the amount of compensation actually earned, realized, or received) compared to a Summary Compensation Table average of $6.9 million. Before any value is realized by the Named Executive Officers with respect to equity awards, certain vesting conditions must be satisfied as described above in “—Outstanding Equity Awards at 2024 Year-End Table.” The differences between CAP and Summary Compensation Table figures were primarily driven by significant increases in our stock price from our March 2024 IPO through year-end. Net loss for 2024 was $(484.3) million and revenue was $1.3 billion.

Reddit, Inc.	48	2025 Proxy Statement

Equity Compensation Plan Information
The following table presents information as of December 31, 2024, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#)
		(a)	(b)	(c)

Equity compensation plans approved by security holders	Class A(2)	22,004,710	35.02	41,673,769 (5)
	Class B(3)	3,783,869	12.86	—
Equity compensation plans not approved by security holders	Class A(4)	74,339	5.61	—
Total	Class A and Class B	25,862,918	30.07	41,673,769
1The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of RSUs or PRSUs, since RSUs and PRSUs have no exercise price.
2Includes the 2017 Equity Incentive and Grant Plan (the “2017 Plan”), the 2024 Plan and the 2024 Employee Stock Purchase Plan (the “ESPP”).
3Includes the 2012 Stock Option and Grant Plan (as amended, the “2012 Plan”) and the 2017 Plan.
4Includes the Spiketrap Inc. Amended and Restated 2019 Equity Incentive Plan (the “Spiketrap Plan”), the Dubsmash Inc. 2018 Stock Plan (the “Dubsmash Plan”), the Spell, Inc. 2017 Stock Plan (the “Spell Plan”).
5Consists of 36,711,788 shares of Class A common stock available under the 2024 Plan and 4,950,981 shares of Class A common stock available under the ESPP. There are no shares of common stock available for issuance under our 2012 Plan or 2017 Plan, but these plans continue to govern the terms of options, RSUs and PRSUs granted thereunder. Stock options, RSUs or other stock awards granted under the 2012 Plan, 2017 Plan, Spiketrap Plan, Dubsmash Plan or the Spell Plan that are forfeited or repurchased become available for issuance under the 2024 Plan. Any shares of Class B common stock that are subject to outstanding awards under the 2012 Plan or 2017 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2024 Plan. In addition, the number of shares reserved for issuance under our 2024 Plan increased automatically by 5% on January 1, 2025 and will increase automatically on the first day of January of each year for a period of up to ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034 by the number of shares equal to 5% of the total outstanding shares of our common stock (on an as converted basis) as of the immediately preceding December 31 or a lower number approved by our Board of Directors. The number of shares reserved for issuance under our ESPP increased automatically by 1% on January 1, 2025 and will increase automatically on the first day of January of each year for a period of up to ten years commencing on January 1, 2025 and ending on (and including) January 1, 2034 by the number of shares equal to 1% of the total outstanding shares of our common stock (on an as converted basis) as of the immediately preceding December 31 or a lower number approved by our Board of Directors or the Compensation and Talent Committee. These increases are not reflected in the table above.

Reddit, Inc.	49	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, by:
•each of our Named Executive Officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable beneficial ownership percentages are based on 129,145,465 shares of Class A common stock and 55,121,821 shares of Class B common stock, and no shares of Class C common stock outstanding as of March 31, 2025. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025, and RSUs that are expected to vest and settle within 60 days of March 31, 2025, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related-Party Transactions.”
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Reddit, Inc., 303 2nd Street, South Tower, 5th Floor, San Francisco, California 94107.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number (#)	Percent (%)	Number (#)	Percent (%)	Percent of Total Voting Power(1) (%)

Named Executive Officers and Directors:
Steven Huffman(2)	1,175,115	1.0	3,897,083	6.9	5.8
Shares subject to voting proxy(3)	7,767,639	6.0	46,851,464	85.0	70.0
Total	8,942,754	7.0	50,748,547	91.9	75.8
Jennifer Wong(4)	2,142,299	1.6	—	—	*
Andrew Vollero(5)	106,602	*	—	—	*

Reddit, Inc.	50	2025 Proxy Statement

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number (#)	Percent (%)	Number (#)	Percent (%)	Percent of Total Voting Power(1) (%)

Christopher Slowe, Ph.D.(6)	478,571	*	197,464	*	*
Benjamin Lee(7)	317,465	*	—	—	*
Sarah Farrell(8)	5,248	*	—	—	*
Patricia Fili-Krushel(9)	27,033	*	—	—	*
Porter Gale(10)	26,417	*	—	—	*
David Habiger(11)	31,874	*	—	—	*
Steven O. Newhouse(12)	8,510	*	—	—	*
Robert A. Sauerberg(13)	32,215	*	—	—	*
Michael Seibel(14)	75,232	*	—	—	*
All executive officers and directors as a group (12 persons)(15)	12,172,713	9.5	50,946,011	92.3	76.6
Other 5% Stockholders:
Advance Magazine Publishers, Inc.(16)	16,182	*	42,191,092	76.5	62.0
FMR LLC(17)	13,062,873	10.1	3,215,857	5.8	6.7
Entities affiliated with Tencent(18)	7,751,457	6.0	4,660,372	8.4	8.0
Coatue Management, L.L.C.(19)	6,530,236	5.1	—	—	1.0
The Vanguard Group(20)	9,181,390	7.1	—	—	1.4
*Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
1Percentage of total voting power represents voting power with respect to all shares of our common stock, as a single class outstanding as of March 31, 2025. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
2Consists of (i) 16,292 shares of Class A common stock held in a revocable family trust of which Mr. Huffman is the trustee, (ii) 2,902,322 shares of Class B common stock held in a revocable family trust of which Mr. Huffman is the trustee, (iii) 1,121,441 shares underlying options to purchase shares of Class A common stock that are exercisable within 60 days of March 31, 2025 and held in a revocable family trust of which Mr. Huffman is the trustee, (iv) 957,380 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of March 31, 2025 and held in a revocable family trust of which Mr. Huffman is the trustee, (v) 37,382 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2025 and held in a revocable family trust of which Mr. Huffman is the trustee, and (vi) 37,381 shares of Class B common stock subject to RSUs that are settleable within 60 days of March 31, 2025 and held in a revocable family trust of which Mr. Huffman is the trustee.
3Consists of the shares listed in footnotes (16) and (18). Includes shares of Class A common stock and Class B common stock held by Advance over which, except under limited circumstances, Mr. Huffman holds an irrevocable proxy, pursuant to the terms of a voting agreement, dated as of March 19, 2024, by and between Mr. Huffman and Advance (the “Advance Voting Agreement”), and shares of Class A common stock and Class B common stock held by Tencent Cloud Europe B.V. (“Tencent Cloud”), Huang River Investment Limited (“Huang River”), and Jojoba Investment Limited (“Jojoba”) over which, except under limited circumstances, Mr. Huffman holds an irrevocable proxy, pursuant to the terms of a voting agreement, dated March 19, 2024, by and between Mr. Huffman, Tencent Cloud, Jojoba, and us (the “Tencent Voting Agreement”). See footnote (16) for more information regarding Advance and footnote (18) for more information regarding Tencent Cloud, Huang River, and Jojoba.

Reddit, Inc.	51	2025 Proxy Statement

4Consists of (i) 626,550 shares of Class A common stock, (ii) 161,000 shares of Class A common stock held by the MorMa Trust, dated June 22, 2021, over which Ms. Wong’s spouse has voting and dispositive power, (iii) 1,285,832 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2025, and (iv) 68,917 shares of Class A common stock subject to RSUs that are settleable within 60 days of March 31, 2025.
5Consists of (i) 36,805 shares of Class A common stock and (ii) 69,797 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
6Consists of (i) 179,922 shares of Class A common stock, (ii) 25,252 shares of Class A common stock held by the Slowe Family Trust, (iii) 245,842 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2025, (iv) 197,464 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2025, and (v) 27,555 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
7Consists of (i) 50,500 shares of Class A common stock, (ii) 249,500 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2025, and (iii) 17,465 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
8Consists of 5,248 shares of Class A common stock pursuant to RSUs for which the service-based vesting condition was satisfied as of March 31, 2025, and which are settleable within 60 days of March 31, 2025.
9Consists of (i) 21,905 shares of Class A common stock and (ii) 5,128 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
10Consists of (i) 21,181 shares of Class A common stock and (ii) 5,236 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
11Consists of (i) 26,460 shares of Class A common stock and (ii) 5,414 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
12Consists of (i) 3,382 shares of Class A common stock and (ii) 5,128 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025. Does not include the shares listed in footnote (16), as to which Mr. Newhouse disclaims beneficial ownership.
13Consists of (i) 27,087 shares of Class A common stock held by the Robert A. Sauerberg, Jr. 2002 Revocable Trust, and (ii) 5,128 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025.
14Consists of (i) 5,232 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025 and (ii) 70,000 shares underlying options to purchase Class A common stock that are settleable within 60 days of March 31, 2025.
15Consists of (i) 8,942,468 shares of Class A common stock beneficially owned by our current officers and directors, (ii) 2,972,615 shares underlying options to purchase Class A common stock that are exercisable within 60 days of March 31, 2025, (iii) 257,630 shares of Class A common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025, (iv) 49,753,786 shares of Class B common stock beneficially owned by our current officers and directors, (v) 1,154,844 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2025, and (vi) 37,381 shares of Class B common stock pursuant to RSUs that are settleable within 60 days of March 31, 2025 . Includes shares of Class A common stock and Class B common stock held by Advance over which, except under limited circumstances, Mr. Huffman holds an irrevocable proxy, pursuant to the Advance Voting Agreement, and shares of Class A common stock and Class B common stock held by Tencent Cloud Europe B.V., Huang River Investment Limited, and Jojoba Investment Limited over which, except under limited circumstances, Mr. Huffman holds an irrevocable proxy, pursuant to the Tencent Voting Agreement. See footnote (16) for more information regarding Advance and footnote (18) for more information regarding Tencent Cloud Europe B.V., Huang River, and Jojoba Investment Limited.
16Based on a statement on Schedule 13G, filed with the SEC, reporting beneficial ownership as of September 30, 2024. According to the aforementioned statement, the securities set forth in the table above consist of (i) 16,182 shares of Class A common stock and (ii) 42,191,092 shares of Class B common stock held by Advance. The board of directors of Advance Publications, Inc. (“AP”), the indirect parent company of Advance, makes all voting and investment decisions with respect to the Reddit shares held by Advance, subject to, except under limited circumstances, an irrevocable proxy held by Mr. Huffman pursuant to the terms of the Advance Voting Agreement. The members of the board of directors of AP are Michael A. Newhouse, Steven O. Newhouse, Samuel I. Newhouse, III, Thomas S. Summer, Jamie Miller. and Victor F. Ganzi. Mr. Newhouse and each of the other directors of AP disclaims beneficial ownership over such Reddit shares. The address for Advance is c/o Advance Publications, Inc., One World Trade Center, New York, New York 10007.

Reddit, Inc.	52	2025 Proxy Statement

17Based on a statement on Schedule 13G, Amendment No. 3, filed with the SEC, reporting beneficial ownership as of December 31, 2024. According to the aforementioned statement, the securities set forth in the table above consist of an aggregate: (i) 13,062,873 of Class A common stock and (ii) 3,215,857 shares of Class B common stock reported as beneficially owned by FMR LLC (“FMR”) and Abigail P. Johnson. According to the statement, the aforementioned shares of Class B common stock are directly held by investment companies advised by Fidelity Management & Research Company LLC, Fidelity Institutional Asset Management Trust Company, and Fidelity Management Trust Company, an indirect wholly‑owned subsidiary of FMR. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
18Based on a statement on Schedule 13G, Amendment No. 1, filed with the SEC, reporting beneficial ownership as of December 31, 2024. According to the aforementioned statement, the securities set forth in the table consist of (i) 5,201,032 shares of Class A common stock held by Tencent Cloud , (ii) 50,425 shares of Class A common stock held by Jojoba, (iii) 2,500,000 shares of Class A common stock held by Huang River, (iv) 4,222,385 shares of Class B common stock held by Tencent Cloud , and (v) 437,987 shares of Class B common stock held by Jojoba. Tencent Cloud is a wholly owned subsidiary of Aceville Pte. Ltd., which is a wholly owned subsidiary of TCH Delta Limited, which is a wholly owned subsidiary of Tencent Holdings Limited (“Tencent”). Each of Tencent Cloud and Jojoba is a directly wholly owned subsidiary of Tencent. Pursuant to the Tencent Voting Agreement, Mr. Huffman has the authority (and irrevocable proxy) to vote shares then owned by affiliates of Tencent, in his sole discretion, subject to certain restrictions therein. The principal business address of the aforementioned parties is c/o Tencent Holdings Limited, Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong.
19Based on a statement on Schedule 13G, filed with the SEC, reporting beneficial ownership as of December 31, 2024. According to the aforementioned statement, the securities set forth in the table consist of 6,530,236 shares of Class A common stock over which Coatue Management, L.L.C (“Coatue”) may be deemed to exercise shared voting and investment discretion by virtue of its role as investment adviser for the managed accounts of its clients. Coatue’s founder, Philippe Laffont, may be deemed to beneficially own securities for which beneficial ownership is attributable to Coatue. The principal business address of Coatue and Mr. Laffont is c/o Coatue Management, L.L.C., 9 West 57th Street, New York, NY 10019.
20Based on a statement on Schedule 13G, filed with the SEC, reporting beneficial ownership as of December 31, 2024. According to the aforementioned statement, the securities set forth in the table consist of 9,181,390 shares of Class A common stock beneficially owned by The Vanguard Group (“Vanguard”). According to the statement, of the aforementioned securities, and in its capacity as a registered investment adviser, Vanguard exercises: (i) sole voting discretion over none of the shares; (ii) shared voting discretion over 12,752 shares; (iii) sole dispositive power over 9,096,736 shares, and (iv) shared dispositive power over 84,654 shares. The principal business office of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Reddit, Inc.	53	2025 Proxy Statement

Report Of The Audit Committee
This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”) or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Audit Committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the year ended December 31, 2024. Our Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.
Our Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.
Submitted by the Audit Committee
David Habiger, Chairperson
Sarah Farrell
Robert A. Sauerberg

Reddit, Inc.	54	2025 Proxy Statement

Certain Relationships and
Related Party Transactions
We describe below transactions and series of similar transactions, since the beginning of our last year, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, nominees for director, executive officers, or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Relationship with Advance Magazine Publishers Inc.
Governance Agreement
In March 2024, we entered into the Governance Agreement with Advance and Mr. Huffman. Pursuant to the terms of the Governance Agreement and our Certificate of Incorporation, Advance has the right to designate two directors for inclusion in the slate of nominees for election as directors at an annual or special meeting of stockholders, to designate one nonvoting observer to the Board of Directors, and to have one of its designees sit on each committee of the Board of Directors (other than the Audit Committee), subject to certain limitations set forth in our Certificate of Incorporation. Additionally, the affirmative vote or written consent of Advance is required for us to take certain corporate actions including, among other things, to: establish any new class of securities or issue securities which, in the aggregate, represent more than 10% of the voting power of the securities beneficially owned by Advance and certain of its affiliates as of the closing of our initial public offering; amend our Certificate of Incorporation or Bylaws, if such amendment would adversely affect Advance’s rights thereunder; effect or consummate a change of control transaction or any other merger, consolidation, business combination, sale, or acquisition that changes the rights or preferences of our security holders; effect the liquidation, dissolution, or winding up of our business operations; terminate, reduce, or enlarge the responsibilities of, or elect, appoint, or remove, our Chief Executive Officer; or submit to our stockholders any proposal to effect the conversion of all then-outstanding shares of our Class C common stock into an equivalent number of fully paid and non-assessable shares of Class A common stock, as set forth in our Certificate of Incorporation or otherwise.
These rights will continue until the first to occur of the following events: (i) a change of control of Advance or Reddit; (ii) Advance and its permitted transferees cease to, in the aggregate, beneficially own at least 5% of the aggregate of the then-outstanding shares of our Class A and Class B common stock; and (iii) (a) Advance and its permitted transferees cease to, in the aggregate, beneficially own at least 50% of the number of outstanding shares of our equity securities held by Advance as of the closing of our initial public offering, and (b) the then-outstanding shares of our Class B common stock, in the aggregate, represents less than 7.5% of the aggregate of the then-outstanding shares of our Class A and Class B common stock.
Advance is a holder of more than 5% of our outstanding Class A and Class B common stock. Mr. Huffman is our Chief Executive Officer, President, and a member of our Board of Directors.

Reddit, Inc.	55	2025 Proxy Statement

Advance Sublease Agreements
We currently sublease office space in New York and Chicago from Advance.
On June 1, 2019, we entered into a sublease agreement with Advance, as amended on August 1, 2021, January 1, 2023, and January 1, 2025 to lease approximately 14,043 square feet of office space in Chicago, which agreement expires in 2027, subject to the terms thereof. Pursuant to this sublease, we recognized rent expense of $0.5 million for the year ended December 31, 2024. Since January 1, 2025, we recognized rent expense of $0.1 million pursuant to this sublease.
On July 21, 2021, we entered into a sublease agreement with Advance to lease approximately 47,800 square feet of office space in New York City, which agreement expires in 2028, subject to the terms thereof. We will be subject to total non-cancellable minimum lease payments of approximately $17.2 million over the term of the sublease beginning in 2022 if certain contingencies are met. Pursuant to this sublease, we recognized rent expense of $3.1 million for the year ended December 31, 2024. Since January 1, 2025, we recognized rent expense of $0.8 million pursuant to this sublease.
Our sublease agreements with Advance are negotiated in the ordinary course of business. Advance beneficially owns more than 5% of our outstanding capital stock. Steven Newhouse, a member of our Board of Directors, is co-president and a director of Advance Publications, Inc., the indirect parent company of Advance.
Directed Share Program
In connection with our initial public offering, the underwriters reserved up to 1,760,000 shares of Class A common stock, or 8.0% of the shares offered by us in the offering, for sale at the initial public offering price through a directed share program to (i) eligible users and moderators on our platform, (ii) certain members of our board of directors, and (iii) friends and family members of certain of our employees and directors. Our current and former employees were not eligible. David Habiger and Robert A. Sauerberg participated in the directed share program and purchased 3,000 shares and 10,000 shares, respectively, at a purchase price of $34.00 per share, for an aggregate purchase price of approximately $102,000 and $340,000, respectively.
Other Transactions
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
Policies and Procedures for Related Party Transactions
Our Audit Committee is responsible for reviewing and approving or disapproving all related party transactions. We have adopted a written related party transaction policy that applies to our executive officers, directors, director nominees, holders of more than 5% of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a related party transaction in which the amount involved exceeds $120,000 and any of our directors, nominees for director, executive officers, principal stockholders, or any immediate family members or affiliates, had or will have a direct or indirect material interest, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, the commercial reasonableness of the terms of the transaction and the materiality and character of the related person’s direct or indirect interest in the transaction.

Reddit, Inc.	56	2025 Proxy Statement

Questions and Answers About the Proxy Materials and Our Annual Meeting
This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting. The Annual Meeting will be held virtually on Monday, June 9, 2025 at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDDT2025, where you will be able to listen to the meeting live and vote your shares online during the meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about April 28, 2025 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•the election of eight directors with each to serve for a one-year term expiring at our 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal;
•a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025;
•a proposal to approve, on an advisory basis, the compensation of our Named Executive Officers;
•a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers; and
•any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•“FOR ALL” nominees in the election of Steven Huffman, Sarah Farrell, Patricia Fili-Krushel, Porter Gale, David Habiger, Steven O. Newhouse, Robert A. Sauerberg, and Michael Seibel as directors to serve on our Board of Directors until our 2026 annual meeting of stockholders or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal;
•“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025;

Reddit, Inc.	57	2025 Proxy Statement

•“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers; and
•“1 YEAR” for the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers.
Who is entitled to vote? How many shares can I vote?
Holders of our common stock as of the close of business on April 14, 2025 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 129,368,373 shares of our Class A common stock outstanding and 54,901,375 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Holders may vote all shares of our common stock that they owned as of the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors. In deciding all matters at the Annual Meeting, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this section, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares of our common stock live by following the instructions provided on your Notice or the instructions that accompanied your proxy materials to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this section, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?

Proposal	Voting Options	Board Recommendation	Votes Required to Approve the Proposal	Effects of Abstentions	Effects of Broker Non-Votes

Election of Directors	FOR ALL, WITHHOLD ALL, or FOR ALL EXCEPT	FOR ALL	Plurality of the votes cast	No effect	No effect
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR or AGAINST	FOR	Majority of the votes cast	No effect	No effect
Advisory Vote on the Compensation of Our Named Executive Officers	FOR or AGAINST	FOR	Majority of the votes cast	No effect	No effect
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAIN	1 YEAR	The frequency receiving the greatest number of votes cast will be deemed the preferred frequency of stockholders	No effect	No effect

Reddit, Inc.	58	2025 Proxy Statement

With respect to Proposal Nos. 2, 3, and 4, the results will not be binding on our Board of Directors, our Audit Committee, our Compensation and Talent Committee, or us. However, our Board of Directors, our Audit Committee, and our Compensation and Talent Committee will consider the outcome of the votes when making future decisions regarding our independent auditor appointment, the compensation of our Named Executive Officers, and the frequency of holding future non-binding advisory votes on the compensation of our Named Executive Officers.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our Bylaws and Delaware law. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 8, 2025 (please have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 8, 2025 (please follow the instructions on your proxy card or voting instruction form from your broker provided to you by email or over the internet);
•by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDDT2025, where you may vote and submit questions during the meeting. Please have your Notice, proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the internet, depending on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by internet or by telephone;
•completing and returning a later-dated proxy card;
•notifying the Corporate Secretary of Reddit via email to corporatesecretary@reddit.com; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Reddit, Inc.	59	2025 Proxy Statement

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.
What do I need to do to attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which we believe makes it easier for stockholders to attend and participate fully and equally in the Annual Meeting and enables participation from our global community of Redditors. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDDT2025, which will allow such stockholders to submit questions during the meeting and vote shares electronically at the meeting.
We designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world.
During the meeting, you will have the ability to submit questions real-time via the virtual meeting website, with a limit of one question per stockholder. We will answer questions submitted in accordance with the meeting rules of conduct in the time allotted for the meeting. Only questions pertaining to the proposals to be acted on at the Annual Meeting will be answered, and we reserve the right to exclude questions that are, among other things, irrelevant to meeting matters, irrelevant to the business of Reddit, related to material nonpublic information of Reddit, related to personal matters or grievances, derogatory or in bad taste, related to pending or threatened litigation, or that are otherwise inappropriate (as determined by the Chairperson of the Annual Meeting or Corporate Secretary). Questions should be succinct and cover only one topic. Questions that are substantially similar may be grouped and answered together to avoid repetition.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card or the instructions that accompanied your proxy materials to attend the Annual Meeting. The Annual Meeting webcast will begin promptly at 10 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the Annual Meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Steven Huffman and Benjamin Lee have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting pursuant to our Bylaws, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Reddit, Inc.	60	2025 Proxy Statement

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2025 to all stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com). Stockholders may also request to receive proxy materials for this Annual Meeting or future meetings of stockholders in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What does it mean if I receive more than one Notice, proxy card or voting instruction form?
It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction forms you receive.
How are proxies solicited for the Annual Meeting?
Our Board of Directors and employees are soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2025. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Reddit, Inc.	61	2025 Proxy Statement

I share an address with another stockholder, and we received only one paper copy of the Notice or proxy materials. How may I obtain an additional copy?
We have adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees. Under this procedure, multiple stockholders residing at the same address will receive a single copy of the Notice or, as applicable, proxy materials unless the stockholder notified us that they wish to receive multiple copies of such materials. Stockholders may revoke their consent to householding at any time by contacting Broadridge Financial Services, Inc. (“Broadridge”) either by calling toll-free at 1-866-540-7095, or by writing to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will remove you from the householding program within 30 days of receipt of your request, following which you will receive multiple copies of such materials.
If you are a stockholder of record, upon written or oral request, we will promptly deliver a separate copy of the Notice or proxy materials to such stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy of the Notice or proxy materials, such stockholder may contact Broadridge by:

Internet: www.proxyvote.com	Telephone: 1-800-579-1639	Email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the Notice or proxy materials can request a single copy of such materials by contacting Broadridge at the address, email address, or telephone number above.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you have previously requested to receive paper copies but no longer wish to receive them, you may elect to receive all future proxy materials electronically via email or the Internet. Electing electronic delivery will help reduce our environmental impact and the costs incurred by us in mailing proxy materials. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your Notice to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner.
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written proposal, delivered to or mailed and received at our principal executive offices, not later than December 29, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Reddit, Inc.	62	2025 Proxy Statement

Our Bylaws also establish a process for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Among other things, our Bylaws provide that for business to be properly brought before an annual meeting of stockholders: (i) timely notice of such business must be provided to our Corporate Secretary and such notice must contain the information specified in our Bylaws and be updated and supplemented as required by our Bylaws, (ii) such business must be a proper matter for stockholder action, and (iii) if a solicitation notice has been provided, a proxy statement and form of proxy must be properly delivered in accordance with our Bylaws. For more information, see the section titled “—Availability of Bylaws.” To be timely for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written notice, delivered to or mailed and received at our principal executive offices:
•not earlier February 9, 2026; and
•not later than March 11, 2026.
In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day before the 2026 annual meeting of stockholders and no later than the later of the following two dates:
•the 90th day prior to the 2026 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.
To comply with our Bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 annual meeting of stockholders must ensure that our Corporate Secretary receives written notice, delivered to or mailed and received at our principal executive offices, that sets forth all information required by our Bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.
If a stockholder who has properly notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Recommendation and Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our Bylaws is available on our website at investor.redditinc.com and via the SEC’s website at www.sec.gov. You may also obtain a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates by sending a written request to our Investor Relations team at corporatesecretary@reddit.com.

Reddit, Inc.	63	2025 Proxy Statement

Other Matters and
Additional Information
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2024, except, due to administrative error: (i) a late Form 4 filing made on behalf of Christopher Slowe, dated July 30, 2024, to report the conversion of Class B Common Stock into shares of Class A Common Stock by the Slowe Family Trust on May 14, 2024, (ii) a late Form 4 filing made on behalf of Michael Seibel, dated July 30, 2024, to report the conversion of Class B Common Stock into shares of Class A Common by the Michael William Seibel Revocable Trust on May 24, 2024, and (iii) a late Form 4 filing made on behalf of Michelle Reynolds, dated August 29, 2024, to report the award of restricted stock units on May 30, 2024 .
Available Information
Our financial statements for the year ended December 31, 2024 are included in our Annual Report, which we provide to our stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also available on our Investor Relations website at investor.redditinc.com, by clicking “SEC Filings” in the “Financials” dropdown list. A copy of our Annual Report, including the financial statements, and Proxy Statement are available without charge upon request to Broadridge by contacting them via (1) www.proxyvote.com, (2) 1-800-579-1639, or (3) sendmaterial@proxyvote.com. A copy of this Proxy Statement and our Annual Report will also be available via the SEC’s website at www.sec.gov.
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
By Order of the Board of Directors,
Benjamin Lee
Chief Legal Officer and Corporate Secretary

Reddit, Inc.	64	2025 Proxy Statement

reddit

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RDDT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60954-P22529

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REDDIT, INC.

The Board of Directors recommends you vote "FOR ALL" of the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Steven Huffman
02) Sarah Farrell
03) Patricia Fili-Krushel
04) Porter Gale
05) David Habiger
06) Steven O. Newhouse
07) Robert A. Sauerberg
08) Michael Seibel

The Board of Directors recommends you vote "FOR" the following proposals:

The Board of Directors recommends you vote "1 YEAR" for the following proposal:

		1 Year	2 Years	3 Years	Abstain
4.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V60955-P22529

REDDIT, INC.
Annual Meeting of Stockholders
June 9, 2025 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven Huffman and Benjamin Lee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of REDDIT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time, on June 9, 2025, virtually at www.virtualshareholdermeeting.com/RDDT2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side